                                                                    EXHIBIT 10.2

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

Sheppard, Mullin, Richter & Hampton LLP
333 S. Hope Street, 48th Floor
Los Angeles, CA 90071-1448
Attention:  Robert E. Williams


                      DEED OF TRUST AND SECURITY AGREEMENT

                                   Cover Sheet

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Dated as of                      March 30, 1999

Trustor:                         ARDEN REALTY FINANCE V, L.L.C.,
                                 a Delaware limited liability company
                                 (hereinafter sometimes "BORROWER")
Trustor's                        Arden Realty Finance V, L.L.C.
Notice Address:                  11601 Wilshire Boulevard, Suite 405
                                 Los Angeles, CA 90025-1740
                                 Attn:  Diana M. Laing
Trustee:                         CHICAGO TITLE INSURANCE COMPANY
Trustee's
Notice Address:                  700 S. Flower Street
                                 Suite 3305
                                 Los Angeles, California 90017


Beneficiary:                     MASSACHUSETTS MUTUAL LIFE INSURANCE
                                 COMPANY, a Massachusetts corporation
                                 (hereinafter sometimes "LENDER")

Beneficiary's                    1295 State Street
Notice Address:                  Springfield, Massachusetts  01111-0001
                                 Attention: Senior Managing Director
                                            Mortgage Portfolio Department
                                            Real Estate Finance Group

Note Amount:                     $115,000,000
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NOTICE: DUPLICATE ORIGINALS OF THIS DEED OF TRUST ARE BEING RECORDED IN LOS
ANGELES, SAN DIEGO AND VENTURA COUNTIES, AND SUCH DUPLICATE ORIGINALS TAKEN TOGETHER CONSTITUTE ONE AND THE SAME DOCUMENT.

Maturity Date:                   April 1, 2009

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                                       TABLE OF CONTENTS

                                                                                       Page

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DEED OF TRUST AND SECURITY AGREEMENT.....................................................1

GRANTING CLAUSES.........................................................................1

ARTICLE I. DEFINITION OF TERMS...........................................................4

ARTICLE II. COVENANTS OF BORROWER.......................................................11

        Section 2.1 Payment of the Indebtedness.........................................11

        Section 2.2 Title to the Mortgaged Property.....................................11

        Section 2.3 Maintenance of the Mortgaged Property...............................12

        Section 2.4 Insurance; Restoration..............................................12

        Section 2.5 Condemnation........................................................19

        Section 2.6 Impositions.........................................................20

        Section 2.7 Deposits............................................................21

        Section 2.8 Mortgage Taxes......................................................21

        Section 2.9 Loan Documents Authorized...........................................22

        Section 2.10 Maintenance of Existence...........................................23

        Section 2.11 Payment of Liens...................................................23

        Section 2.12 Costs of Defending and Upholding the Lien..........................23

        Section 2.13 Costs of Enforcement...............................................24

        Section 2.14 Interest on Advances and Expenses..................................24

        Section 2.15 Indemnification....................................................24

        Section 2.16 Financial Statements; Records......................................24

        Section 2.17 Prohibition Against Conveyances and Encumbrances...................27

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        Section 2.18 Estoppel Certificates..............................................28

        Section 2.19 Assignment of Leases and Property Income...........................28

        Section 2.20 Environmental Matters; Warranties; Notice; Indemnity...............31

        Section 2.21 Environmental Matters; Remedial Work...............................33

        Section 2.22 Environmental Matters; Inspection..................................34

        Section 2.23 Management.........................................................35

        Section 2.24 ERISA..............................................................35

        Section 2.25 Litigation.........................................................36

        Section 2.26 Notice of Default..................................................36

        Section 2.27 Single Purpose Entity..............................................36

        Section 2.28 Trade Indebtedness.................................................36

        Section 2.29 Conduct of Business................................................36

        Section 2.30 Further Assurances; Filing; Re-Filing, etc.........................36

        Section 2.31 No Joint Assessment; Separate Lots.................................38

ARTICLE III. SECURITY AGREEMENT.........................................................38

        Section 3.1 Warranties, Representations and Covenants of Borrower...............38

        Section 3.2 Financing Statements................................................40

        Section 3.3 Addresses...........................................................40

ARTICLE IV. DEFAULT AND REMEDIES........................................................41

        Section 4.1 Events of Default...................................................41

        Section 4.2 Remedies............................................................43

        Section 4.3 General Provisions Regarding Remedies...............................45

ARTICLE V. TRUSTEE......................................................................52


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        Section 5.1 Certain Actions of Trustee..........................................51

        Section 5.2 Reconveyance........................................................52

        Section 5.3 Trustee's Covenants and Compensation................................52

        Section 5.4 Substitution of Trustee.............................................52

        Section 5.5 Resignation of Trustee..............................................52

        Section 5.6 Ratification of Acts of Trustee.....................................52

ARTICLE VI. MISCELLANEOUS...............................................................52

        Section 6.1 Notices.............................................................52

        Section 6.2 Binding Obligations; Joint and Several..............................53

        Section 6.3 Captions............................................................53

        Section 6.4 Further Assurances..................................................53

        Section 6.5 Severability........................................................53

        Section 6.6 Borrower's Obligations Absolute.....................................54

        Section 6.7 Amendments..........................................................54

        Section 6.8 Other Loan Documents and Schedules..................................54

        Section 6.9 Legal Construction..................................................54

        Section 6.10 Merger.............................................................55

        Section 6.11 Time of the Essence................................................55

        Section 6.12 Reconveyance.......................................................55

        Section 6.13 Partial Reconveyance...............................................56

        Section 6.14 Defeasance.........................................................58

        Section 6.15 Substitution of Mortgaged Property.................................60

        Section 6.16 Cash Flow Deposit Account..........................................64

        Section 6.17 Performance Reserve Account........................................65




                                            -iii-
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







                      DEED OF TRUST AND SECURITY AGREEMENT

THIS DEED OF TRUST AND SECURITY AGREEMENT (this "DEED OF TRUST") is made as of March 30, 1999, by and between ARDEN REALTY FINANCE V, L.L.C., a Delaware limited liability company having an office at 11601 Wilshire Boulevard, Suite 405, Los Angeles, CA 90025-1740 ("Trustor" and "BORROWER"), in favor of CHICAGO TITLE INSURANCE COMPANY, a Missouri corporation, having an office at 700 S. Flower Street, Suite 3305, Los Angeles, California 90017 ("Trustee"), for the use and benefit of MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation having an office at 1295 State Street, Springfield, Massachusetts 01111-0001 ("BENEFICIARY" and "LENDER").


                                GRANTING CLAUSES

For good and valuable consideration and to secure the payment of an indebtedness in the principal sum of One Hundred Fifteen Million and No/100 Dollars ($115,000,000) lawful money of the United States, to be paid according to that certain Promissory Note of even date herewith made by Borrower to the order of Lender in said principal sum and by this reference made a part hereof (said Promissory Note, as the same may hereafter be amended, modified, consolidated, replaced with one or more substitute promissory notes, or extended, the "Note"), together with all other obligations and liabilities due or to become due to Lender, all amounts, sums and expenses paid hereunder by or payable to Lender according to the terms hereof, and all other covenants, obligations and liabilities of Borrower under the Note, this Deed of Trust, the Assignment (hereinafter defined), one or more agreements granting security interests in accounts pledged to Lender as collateral security for the Loan, and any other instrument evidencing, securing or executed in connection with the loan evidenced by the Note (all of the foregoing instruments, collectively, the "LOAN DOCUMENTS"), and together with all interest on said indebtedness, obligations, liabilities, amounts, sums, Advances (as hereinafter defined) and expenses (all of the foregoing, collectively, the "INDEBTEDNESS"), Borrower has created in favor of Lender a security interest in and mortgaged, warranted, granted, bargained, sold, conveyed, assigned, pledged, transferred and set over, and does by these presents create a security interest in and MORTGAGE, WARRANT, GRANT, BARGAIN, SELL, CONVEY, ASSIGN, PLEDGE, TRANSFER AND SET OVER unto Trustee, as trustee for the benefit of Lender, to its successors in the trust created by this Deed of Trust, and to its or their respective assigns forever, in trust, with all POWERS OF SALE and RIGHTS OF ENTRY AND POSSESSION and all STATUTORY RIGHTS AND COVENANTS in the State (hereinafter defined), the following property:

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The parcel or parcels of land described in Schedule A attached hereto and by this reference made a part hereof (the "LAND");

TOGETHER with the buildings, foundations, structures and improvements (including fixtures) now or hereafter located on or in the Land (collectively, the "IMPROVEMENTS");

TOGETHER with all right, title and interest, if any, of Borrower in and to the streets and roads, opened or proposed, abutting the Land, all strips and gores within or adjoining the Land, the air space and right to use the air space above the Land, all rights of ingress and egress to and from the Land, all easements, rights of way, reversions, remainders, estates, rights, titles, interests, privileges, servitudes, tenements, hereditaments, and appurtenances now or hereafter affecting the Land or the Improvements, all royalties and rights and privileges appertaining to the use and enjoyment of the Land or the Improvements, including all air, lateral support, streets, alleys, passages, vaults, drainage, water, oil, gas and mineral rights, development rights, all options to purchase or lease, and all other interests, estates or claims, in law or in equity, which Borrower now has or hereafter may acquire in or with respect to the Land or the Improvements (collectively, the "Appurtenances");

The Land, the Improvements and the Appurtenances are hereinafter sometimes collectively referred to as the "PREMISES";

TOGETHER with all equipment, fittings, furniture, furnishings, appliances, apparatus, and machinery in which Borrower now or hereafter has a possessory or title interest and now or hereafter installed in or located upon the Premises and Borrower's interest in all building materials, supplies and equipment now or hereafter delivered to the Premises and intended to be installed therein or located thereon; all fixtures, other goods and personal property of whatever kind and nature now contained on or in or hereafter placed on or in the Premises and used or to be used in connection with the letting or operation thereof, in which Borrower now has or hereafter may acquire a possessory or title interest (but specifically excluding inventory) and all renewals or replacements of any of the foregoing property or articles in substitution thereof (collectively, the "EQUIPMENT");

TOGETHER with all right, title and interest of Borrower in and under all present or future accounts, escrows, documents, instruments, chattel paper, and general intangibles, as the foregoing terms are defined in the Code (hereinafter defined), and all contract rights, including, without limitation, casualty insurance policies and liability insurance policies (irrespective of whether such policies are required to be obtained or maintained in force pursuant to this Deed of Trust or other Loan Documents), trade names, trademarks, servicemarks, logos, copyrights, goodwill, franchises, books, records, and, to the extent assignable by Borrower, plans, specifications, permits, licenses, approvals, actions and causes of action which now or hereafter relate to, are derived from or are used in connection with the Premises or the use, operation, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon (collectively, the "INTANGIBLES");

TOGETHER with all right, title and interest of Borrower in and under all leases, lettings, tenancies and licenses of the Premises or any part thereof now or hereafter entered into and all amendments, extensions, renewals and guaranties thereof, all security therefor, and all moneys payable thereunder (collectively, the "LEASES");

TOGETHER with all rents, income, accounts, receivables, issues, profits, security deposits and other benefits to which Borrower may now or hereafter be entitled from the Premises, the Equipment or the Intangibles or under or in connection with the Leases (collectively, the "PROPERTY INCOME"); and

TOGETHER with Borrower's rights in all proceeds, judgments, claims, compensation, awards of damages and settlements pertaining to or resulting from or in lieu of any condemnation or taking of the Premises by eminent domain or any casualty loss or damage to any of the Premises, the Equipment, the Intangibles, the Leases or the Property Income, and including also, without limitation, Borrower's right to assert, prosecute and settle claims arising out of or pertaining to such condemnation or taking or such casualty loss under insurance policies constituting an Intangible and to apply for and receive payments of proceeds under such insurance policies and in any condemnation or taking, the right to apply for and receive all refunds with respect to the payment of property taxes and assessments and all other proceeds from the conversion, voluntary or involuntary, of the Premises, the Equipment, the Intangibles, the Leases or the Property Income, or any part thereof, into cash or liquidated claims. Collectively, all of the foregoing, are herein referred to as the "PROCEEDS."

The Equipment, the Intangibles, the Leases, the Property Income and the Proceeds are hereinafter sometimes collectively referred to as the "Collateral." The Premises and the Collateral are hereinafter sometimes collectively referred to as the "MORTGAGED PROPERTY."

TO HAVE AND TO HOLD the Mortgaged Property, with all the privileges and appurtenances to the same belonging, and with the possession and right of possession thereof, unto Trustee, as trustee for the benefit of Lender as beneficiary, to its successors in the trust created by this Deed of Trust, and to its or their successors and assigns forever, in trust, upon the terms and conditions set forth herein.

                                   ARTICLE I.
                               DEFINITION OF TERMS

        As used in this Deed of Trust, the terms set forth below shall have the following meanings:

        "ADVANCES" - All sums, amounts or expenses advanced or paid and all costs incurred by Lender, as provided in this Deed of Trust or in any other Loan Document, upon failure of Borrower to pay or perform any obligation or covenant contained herein or in such other Loan Document.

        "ALLOCATED LOAN AMOUNT" - The amount stated as such for the portion of the Mortgaged Property in question on Schedule C attached hereto.

        "APPURTENANCES" - See Granting Clauses.

        "ASSIGNMENT" - The Assignment of Leases and Rents from Borrower to Lender of even date herewith.

        "BANKRUPTCY PROCEEDING" - Any proceeding, action, petition or filing under the Federal Bankruptcy Code or any similar state or federal law now or hereafter in effect relating to bankruptcy, reorganization or insolvency, or the arrangement or adjustment of debts.

        "BENEFICIARY" - Massachusetts Mutual Life Insurance Company, its successors and assigns (including any other holders from time to time of the Note), and also herein called "Lender."

        "BORROWER" - The party or parties identified and defined as Trustor and Borrower on the Cover Sheet and in the preamble of this Deed of Trust, any subsequent owner of the Mortgaged Property, and its or their respective heirs, executors, legal representatives, successors and assigns.

        "BUSINESS DAY" - Any day other than a Saturday, Sunday or other day on which national banks in the State are not open for business.

        "CODE" - The Uniform Commercial Code of the State.

        "COLLATERAL" - See Granting Clauses.

        "DEBT SERVICE COVERAGE RATIO" or "DSC" - The ratio obtained by dividing
(a) the income derived from the operation of the Mortgaged Property (or relevant portion thereof), reduced by normal operating and maintenance expenses, management fees and real estate taxes and insurance premiums with respect to the

Mortgaged Property (or relevant portion thereof) but without deduction for capital expenditures, leasing costs, depreciation, and other non-cash items and prior to any deduction for principal and interest payments due on the Loan (or the Allocated Loan Amount for the property, as the context requires), all for the period in question, by (b) the sum of the principal and interest payments due on the Loan (or the Allocated Loan Amount for the property, as the context requires) for the period in question.

        "DEFAULT RATE" - The per annum interest rate equal to the lesser of (i) the highest rate permitted by applicable law as of the date hereof or the date of any Advance hereunder, whichever is higher, to be charged on commercial Deed of Trust loans, or (ii) the sum of three percent (3%) plus the greater of either the Contract Rate (as defined in the Note) or the rate published in The Wall Street Journal as the average prime rate in its "Money Rates" section as of the date of any Advance hereunder. If The Wall Street Journal is not in publication on the applicable date, or ceases to publish such average rates, then any other publication acceptable to Lender quoting daily market average prime rates will be used.

        "DEFEASANCE DEPOSIT" The amount that will be sufficient to purchase U.S. Obligations (A) having maturity dates on or prior to, but as close as possible to, successive scheduled Payment Dates (after the Defeasance Release Date) upon which Payment Dates interest and principal payments would be required under the Note and (B) in amounts sufficient to pay all scheduled principal and interest payments on the Note. "

        DEFEASANCE RELEASE DATE" - has the meaning provided in Section 6.14(c).

        "ENTITY" - a (i) corporation, if Borrower is listed as a corporation in the preamble to this Deed of Trust, (ii) limited partnership, if Borrower is listed as a limited partnership in the preamble to this Deed of Trust or (iii) limited liability company, if Borrower is listed as a limited liability company in the preamble to this Deed of Trust.

        "ENVIRONMENTAL LAW" - Any present or future federal, state or local law, statute, regulation or ordinance, and any judicial or administrative order or judgment thereunder, pertaining to health, industrial hygiene or the environmental or ecological conditions on, under or about the Premises, including, without limitation, each of the following as to date or hereafter amended: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; the Toxic Substances Control Act; the Federal Water Pollution Control Act (also known as the Clean Water
Act); the Clean Air Act; and the Hazardous Materials Transportation Act; the Solid Waste Disposal Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the

Emergency Planning and Community Right-To-Know Act; the Federal Insecticide, Fungicide and Rodenticide Act; the National Environmental Policy Act; and, the Rivers and Harbors Appropriation Act.

        "EQUIPMENT" - See Granting Clauses.

        "ERISA" - The Employee Retirement Income Security Act of 1974, as amended.

        "EVENT OF DEFAULT" - Any one or more of the events described in Section 4.1.

        "FISCAL YEAR" - The 12 month period commencing on January 1 and ending on December 31 during each year of the term of the Loan, or such other fiscal year of Borrower as Borrower may select from time to time with the prior consent of Lender.

        "HAZARDOUS SUBSTANCE" - Any material, waste or substances which is:

                             (i) included within the definitions of "hazardous
               substances," "hazardous materials," "toxic substances" or "solid waste" in or pursuant to any Environmental Law, or subject to regulation under any Environmental Law;

                             (ii) listed in the United States Department of
               Transportation Optional Hazardous Materials Table, 49 C.F.R. " 172.101, as to date or hereafter amended, or in the United States Environmental Protection Agency List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302, as to date or hereafter amended; or

                             (iii) explosive, radioactive, asbestos, a
               polychlorinated biphenyl, oil or a petroleum product.

        "IMPOSITIONS" - All taxes of every kind and nature, sewer rents, charges for water, for setting or repairing meters and for all other utilities serving the Premises, and assessments, levies, inspection and license fees and all other charges imposed upon or assessed against the Mortgaged Property or any portion thereof (including the Property Income), and any stamp or other taxes which might be required to be paid, or with respect to any of the Loan Documents, any of which might, if unpaid, affect the enforceability of any of the remedies provided in this Deed of Trust or result in a lien on the Mortgaged Property or any portion thereof, regardless of to whom assessed.

"INDEBTEDNESS" - See Granting Clauses.

        "INDEPENDENT DIRECTOR" - A duly appointed member of the board of directors or managers of the relevant Entity who shall not have been, at the time of such appointment, at any time after appointment, or at any time in the five (5) years preceding such appointment, (i) a direct or indirect legal or beneficial owner in such Entity or any of its affiliates, (ii) a creditor, supplier, employee, officer, director, manager or contractor of such Entity or any of its affiliates, (iii) a person who controls such Entity or any of its affiliates, or (iv) a member of the immediate family of a person defined in (i),
(ii) or (iii) above; provided that such person shall not be disqualified solely by being an "independent manager" and "special member" of other Single-Purpose Entities affiliated with Borrower.

        "INTANGIBLES" - See Granting Clauses.

        "LAND" - See Granting Clauses.

        "LATE CHARGE" - Any charge designated as such and payable by Borrower for tardy performance by Borrower under the Note, this Deed of Trust or any other Loan Document.

        "LEASES" - See Granting Clauses.

        "LENDER" - Massachusetts Mutual Life Insurance Company, the Beneficiary and Lender identified as such on the Cover Sheet and in the preamble of this Deed of Trust, and its successors and assigns (including any other holders from time to time of the Note).

        "LOAN DOCUMENTS" - See Granting Clauses.

        "LOAN TO VALUE" or "LTV" - The percentage obtained by dividing the outstanding principal balance of the Loan (or, if the context so requires, the Allocated Loan Amount for the portion of the Mortgaged Property in question) by the fair market value of the Mortgaged Property (or, if the context so requires, the fair market value of the portion of the Mortgaged Property in question), in each case as of the date of determination and as determined in the manner specified in the applicable context of the Loan Documents.

        "LOSSES" - Claims, suits, liabilities (including without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, punitive damages, foreseeable and unforeseeable consequential damages of whatever kind or nature (including but not limited to attorneys' fees and other costs of defense).

        "MORTGAGED PROPERTY" - See Granting Clauses.


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







        "NOTE" - See Granting Clauses.

        "PAYMENT DATE" - The first day of each calendar month during the term of the Loan.

        "PERMITTED ENCUMBRANCES" - The liens and security interest created by this Deed of Trust and the other Loan Documents and those exceptions to title set forth in Schedule B to this Deed of Trust.

        "PREMISES" - See Granting Clauses.

        "PROCEEDS" - See Granting Clauses.

        "PROPERTY INCOME" - See Granting Clauses.

        "RATING AGENCIES" means Fitch Investors Service, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co., and Standard & Poor's Rating Services, a division of The McGraw Hill Companies, Inc. or any successor thereto, and any other nationally recognized statistical rating organization to the extent that any of the foregoing have been or will be engaged by Lender or its designees in connection with or in anticipation of a Securitization (each, individually a "Rating Agency").

        "RELEASE" - Release means and includes the following: the release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of a Hazardous Substance no matter how or by whom or what caused.

        "REMEDIATION" - Remediation means and includes the following: any response, remedial, removal or corrective action, any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance, any actions to prevent, cure or mitigate any Release of a Hazardous Substance, any action to comply with any Environmental Laws or with any permits issued pursuant thereto, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances and to anything referred to in Section 2.20.

        "SINGLE-PURPOSE ENTITY" means a corporation, limited partnership, or limited liability company which, at all times since its formation and thereafter
(i) was and will be organized solely for the purpose of (x) owning the Mortgaged Property or (y) acting as the managing member of the limited liability company or the general partner of a limited partnership which owns the Mortgaged Property, (ii) has not and will not engage in any business unrelated to the (x) the ownership of the Mortgaged

Property or (y) acting as a member of a limited liability company or general partner of a limited partnership which owns the Mortgaged Property, (iii) has not and will not have any assets other than (x) those related to the Mortgaged Property or (y) its membership interest in the limited liability company or its general partnership interest in the limited partnership which owns the Mortgaged Property, as applicable, (iv) has not and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation or merger, and, except as otherwise expressly permitted by this Mortgage, has not and will not engage in, seek or consent to any asset sale, transfer of its partnership or membership or shareholder interests, or amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation or limited liability company agreement (as applicable), (v) if such entity is a limited partnership, has and will have as a general partner, a general partner which is and will be a Single-Purpose Entity which is a corporation, (vi) if such entity is a limited liability company it either (a) has and will have as its managing member, a corporation which will be a Single Purpose Entity or (b) has a special independent member (the "SPECIAL MEMBER") who is an individual recommended by Borrower and approved by Lender, who is a member of and has voting rights on the board of managers of such limited liability company, and such limited liability company's organizational and governing documents are acceptable to Lender (vii) if such entity is a corporation, it is and will be a Single Purpose Entity which at all relevant times has and will have at least one Independent Director and whose Board of Directors has not taken and will not take any action requiring the unanimous vote of 100% of the members of the Board of Directors unless all of the directors, including without limitation, Independent Directors, shall have participated in such vote; (viii) has not and will not fail to correct any known misunderstanding regarding the separate identity of such entity, (ix) without the unanimous consent of all of the partners, directors (including without limitation all Independent Directors) or members (including without limitation the Special Member) or managers (including the Independent Director), as applicable, has not and will not with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest (a) file a bankruptcy, insolvency or reorganization petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally; (b) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for such entity or all or any portion of such entity's properties; or
(c) make any assignment for the benefit of such entity's creditors; (x) has maintained and will maintain its accounts, books and records separate from any other person or entity (provided, that such Person may be included in the consolidated financial statements or tax group of any other Person), (xi) has maintained and will maintain its books, records, resolutions and agreements as official records of Borrower, (xii) has not commingled and will not commingle its funds or assets with those of any other entity (other than commingling of rents for not more than two (2) months during the transition of ownership of the Mortgaged Properties from Arden Realty Limited Partnership to Borrower), (xiii) has held and will hold its assets in its own name, (xiv) has conducted and will conduct its business in its name,
(xv) has maintained and will maintain its financial statements, accounting records and other entity documents separate from any other person or entity (provided, that such Person may be included in the consolidated financial statements or tax group of another Person), (xvi) has paid and will pay its own liabilities out of its own funds and assets, (xvii) has observed and will observe all partnership, corporate or limited liability company formalities as applicable, (xviii) has maintained and will maintain an arms-length relationship with its affiliates (it being acknowledged that the Management Agreement dated as of March 31, 1999 between Borrower and Arden Realty Limited Partnership represents such an arms-length relationship), (xix) (a) if such entity owns the Mortgaged Property, has and will have no indebtedness other than the Indebtedness and unsecured trade payables in the ordinary course of business relating to the ownership and operation of the Mortgaged Property which (1) do not exceed, at any time, a maximum amount of three percent (3%) of the original amount of the Loan and (2) are paid within thirty (30) days of the date due, or
(b) if such entity acts as the general partner of a limited partnership or managing member of a limited liability company which owns the Mortgaged Property, has and will have no indebtedness other than unsecured trade payables in the ordinary course of business relating to acting as general partner or managing member which owns the Mortgaged Property which (1) do not exceed, at any time, Ten Thousand Dollars ($10,000.00) and (2) are paid within thirty (30) days of the date due, (xx) has not and will not assume or guarantee or become obligated for the debts of any other entity or hold out its credit as being available to satisfy the obligations of any other entity except for the Indebtedness and customary indemnifications of officers, directors, shareholders, members and managers for liabilities incurred within the scope of performance of their duties as such, (xxi) has not acquired and will not acquire obligations or securities of its partners, members or shareholders, (xxii) has allocated and will allocate fairly and reasonably shared expenses, including, without limitation, shared office space and uses separate stationery, invoices and checks, (xxiii) has not and will not pledge its assets for the benefit of any other person or entity, (xxiv) has held and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name and not as a division or part of any other person or entity, provided that such Person may conduct its business through a property manager retained pursuant to a property management agreement, (xxv) has not made and will not make loans to any person or entity (other than advances of costs to persons permitted to be indemnified pursuant to clause (xx), above, (xxvi) has not and will not identify its partners, members or shareholders, or any affiliates of any of them as a division or part of it, (xxvii) has not entered and will not enter into or be a party to, any transaction with its partners, members, shareholders or its affiliates except in the ordinary course of its business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arms-length transaction with an unrelated third party (it being acknowledged that the Management Agreement dated as of March 31, 1999, between Borrower and Arden Realty Limited Partnership represents such an arms-length relationship), (xxviii) has paid and will pay the salaries of its own employees from its own funds, (xxix) has maintained and will maintain adequate capital in light of its contemplated business operations and (xxx) if such entity is a limited liability company or limited partnership, then such entity shall continue (and not dissolve) for so long as a solvent equity member or general partner, as applicable, exists and such entity's organizational documents shall contain such provision.

        "STATE" - The State or Commonwealth in which the Land is situated.

        "TRUSTEE" - The party or parties identified and defined as Trustee on the Cover Sheet and in the preamble of this Deed of Trust, and its or their respective successors in the trust created by this Deed of Trust, and its or their respective assigns.

        "TRUSTOR" - The party or parties identified as such on the Cover Sheet and in the preamble of this Deed of Trust, any subsequent owner of the Mortgaged Property, and its or their respective heirs, executors, legal representatives, successors and assigns. The Trustor is also herein called "Borrower."

        "U.S. OBLIGATIONS" means obligations or securities not subject to prepayment, call or early redemption which are direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America.

                                   ARTICLE II.
                              COVENANTS OF BORROWER

Borrower covenants, warrants, represents and agrees with and to Trustee and Lender as follows:

               Payment of the Indebtedness. Borrower shall punctually pay the Indebtedness at the times and in the manner provided in the Note and the other Loan Documents, all in lawful money of the United States of America.

               Section 2.2   Title to the Mortgaged Property.

                      (a) Borrower has fee simple title (or such lesser estate therein as may be specified in Schedule A) to the Premises and good indefeasible title to the balance of the Mortgaged Property, free and clear of liens and encumbrances except Permitted Encumbrances.

                      (b) Borrower has full power and lawful authority to encumber the Mortgaged Property in the manner and form herein set forth.

                      (c) This Deed of Trust is and will remain a valid and enforceable lien on and security interest in the Mortgaged Property.

                      (d) Borrower will preserve such title and will forever warrant and defend the same and the validity and priority of the lien hereof to Trustee and Lender against all claims whatsoever.

               Section 2.3 Maintenance of the Mortgaged Property. Borrower shall maintain the Mortgaged Property in good and safe condition, working order and repair, ordinary wear and tear excepted, and comply in all material respects with all existing and future federal, state and local laws, ordinances, rules and regulations and court orders affecting or which may be interpreted as affecting the Mortgaged Property. Borrower shall permit Lender to enter upon and inspect the Mortgaged Property upon prior notice at all reasonable hours, but subject to the rights of tenants. Borrower shall not, without the prior consent of Lender, (a) change the use of the Premises or cause or permit the use or occupancy of any part of the Premises to be discontinued if such discontinuance would violate any zoning or other law, ordinance or regulation; (b) consent to any zoning reclassification, modification or restriction affecting the Premises;
(c) threaten, commit or permit any waste, structural or material alteration (other than alterations made in compliance with Section 2.4 or 2.5), demolition or removal of the Mortgaged Property or any portion thereof (provided that the Equipment included within the Collateral may be removed if replaced with similar items of equal or greater value); or (d) take any steps whatsoever to convert the Mortgaged Property, or any portion thereof, to a condominium or cooperative form of ownership. No provision of this Section 2.3 shall prohibit Borrower from undertaking and completing tenant improvement work authorized under Leases previously approved by Lender or not requiring Lender's prior approval, or alteration, demolition or removal of Mortgaged Property in connection with restoration or condemnation in accordance with Sections 2.4 and 2.5.

               Section 2.4   Insurance; Restoration.

                      (a) Borrower shall keep the Improvements and the Equipment insured against damage by fire and the other hazards (excluding earthquake and flood) covered by a comprehensive all risk coverage insurance policy, in an amount equal to one hundred percent (100%) of the full insurable value thereof

           (which shall mean the full repair and actual replacement value thereof providing for no deductible in excess of Twenty-Five Thousand Dollars ($25,000), without reduction for depreciation or co-insurance) as approved by Lender, and against loss of rents in an amount not less than twelve (12) months' rental income from all Leases. Borrower shall also keep the Improvements and the Equipment insured against flood, earthquake and earth movement, as long as such insurance is available at commercially reasonable premiums (it being acknowledged that the premiums beings charged for such insurance as of the date of this Deed of Trust are commercially reasonable). Borrower shall also carry such other insurance, and in such amounts, as Lender may from time to time reasonably require, against insurable risks which at the time are commonly insured against in the case of premises similarly situated, due regard being given to the availability of insurance and to the type of construction, location, utilities, use and occupancy of the Premises or any replacements or substitutions therefor. Such additional insurance may include workers' compensation, boiler and machinery, flood, earthquake, demolition and contingent liability from the operation of "non-conforming" improvements on the Premises, and shall be obtained within twenty (20) days after demand by Lender. Borrower shall not obtain any umbrella or blanket liability or casualty policy or any separate or additional insurance which is contributing in the event of loss. Notwithstanding the foregoing, in the event Borrower obtains an umbrella or a blanket insurance policy or a separate policy or any other insurance policy affecting the Mortgaged Property hereunder, Borrower shall notify Lender of the same and at the request of Lender shall cause certified copies of each insurance policy to be delivered as required under Section 2.4(c) below. Any umbrella or blanket insurance policy shall specifically allocate to the Mortgaged Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate policy insuring only the Mortgaged Property in compliance with the provisions of Section 2.4(c), giving Lender all of the rights set forth in this Section 2.4. The Proceeds of insurance paid on account of any damage to or destruction of the Premises or any portion thereof shall be paid over to Lender to be applied as hereinafter provided.

                      (b) Borrower shall also maintain public liability insurance with respect to the Premises against personal injury, death and property damage, with limits of liability in amounts satisfactory to Lender in its sole discretion.

                      (c) All insurance policies and endorsements required pursuant to this Deed of Trust shall (i) be endorsed to name Lender as an insured thereunder, as its interest may appear, with loss payable to Lender, without contribution, under a long-form, non-contributory mortgagee clause, or otherwise endorsed as Lender may reasonably require; (ii) be fully paid for and contain such provisions and expiration dates and be in such form and issued by such insurance companies licensed to do business in the State as shall be approved by Lender, and shall have a rating of "A-VIII" or better as established by Best's Rating Guide (or an equivalent rating with such other publication of a similar nature as shall be in current use) and a rating of long-term unsecured debt obligations of at least "AA" by Standard & Poor's Rating Services, a division of The McGraw Hill Companies, Inc.; (iii) without limiting the foregoing, provide that such policy or endorsement may not be canceled or materially changed except upon thirty (30) days prior written notice of intention of non-renewal, cancellation or material change to Lender, and that no act or thing done by Borrower or Lender shall invalidate the policy as against Lender; (iv) have a minimum term of twelve (12) months and
           (v) be in form and content satisfactory to Lender. Lender acknowledges that the insurance policies and endorsements provided to Lender on the date hereof comply with the requirements of this Section. Borrower shall not finance any insurance policies required hereunder, or any premiums payable in connection therewith. Borrower shall deliver all original policies including all endorsements and renewals thereof, or copies thereof certified by the insurance company or authorized agent as being true copies, to Lender together with all endorsements required hereunder, on the date of this Deed of Trust and thereafter at least ten (10) days prior to the expiration date of such policies. Borrower may request an extension of time not exceeding one hundred twenty (120) days to deliver the foregoing policies, endorsements and renewals or certified copies thereof if Borrower has done all things necessary to obtain the issuance of the policies, endorsements and renewals including, without limitation, the payment of all premiums therefore, and Borrower has delivered to Lender within the above ten (10) day period an insurance binder satisfactory to Lender issued by the approved insurer showing all required coverage to be in full force and effect for the succeeding twelve (12) month period along with evidence satisfactory to Lender of payment in full of all premiums. If Borrower fails to maintain insurance in compliance with this Deed of Trust, Lender may (but shall not be obligated to) obtain such insurance and pay the premium therefor and Borrower shall reimburse Lender on demand for all such Advances. Notwithstanding anything to the contrary contained herein or in any provision of law, the Proceeds of insurance policies coming into the possession of Lender shall not be deemed trust funds and Lender shall be entitled to dispose of such Proceeds as hereinafter provided.

                      (d) In the event of any damage to or destruction of the Premises and/or Equipment the repair of which would cost in excess of $100,000, Borrower shall give prompt written notice to Lender and shall promptly commence and diligently continue to completion the repair, restoration and rebuilding of the Premises and/or Equipment so damaged or destroyed in full compliance with all legal requirements and with the provisions of Section 2.4(h)(i) below, and free and clear from any and all liens and claims. Such repair, restoration and rebuilding of the Premises are sometimes hereinafter collectively referred to as the "WORK." Borrower shall not adjust, compromise or settle any claim for casualty insurance proceeds without the prior consent of Lender. Lender shall have the option in its sole discretion (subject to Section 2.4(g) and (i)) to apply any casualty insurance Proceeds it may receive pursuant to this Deed of Trust (less any cost to Lender of recovering and paying out such Proceeds, including reasonable attorneys' fees) to the payment of the Indebtedness or to allow all or a portion of such Proceeds to be used for the Work. If any insurance Proceeds are applied to reduce the Indebtedness, provided no Event of Default shall have occurred and be continuing, Lender shall apply the same, without any prepayment fee, in the following order:

                                 (i) first, to the payment of interest due on
                      any Advances;

                                 (ii) next, to the principal amount of any
                      Advances;

                                 (iii) next, to any Late Charges, attorneys'
                      fees or any other amount due hereunder or under a Loan Document save for the amounts described in (iv) and (v) immediately below;

                                 (iv) next, to accrued interest then due under
                      the Note; and

                                 (v) finally, to the unpaid principal balance of
                      the Note (in the inverse order of maturity of principal installments thereof).

                      If an Event of Default shall have occurred and be continuing, however, Lender, at its option, may apply any insurance Proceeds to the foregoing items in such order and priority as Lender deems appropriate in its sole discretion.

                      (e) In the event of the foreclosure of this Deed of Trust or other transfer of title to or assignment of the Mortgaged Property in extinguishment of the Indebtedness in whole or in part, all right, title and interest of Borrower in and to all policies of insurance required by this Deed of Trust and any insurance Proceeds shall inure to the benefit of and pass to Lender or any purchaser or transferee at the foreclosure sale of the Mortgaged Property.

                      (f) Borrower hereby irrevocably appoints Lender its attorney-in-fact, coupled with an interest, to apply and make claims for casualty insurance Proceeds under all insurance policies constituting Intangibles, to prosecute and settle such claims and to endorse any checks, drafts or other instruments representing any casualty insurance Proceeds whether payable by reason of loss thereunder or otherwise. Additionally, Lender may notify any and all insurers under casualty and liability insurance policies constituting part of the Intangibles that Lender has a security interest pursuant to the provisions of this Deed of Trust in and to such insurance policies and any proceeds thereof, and that any payments under those insurance policies are to be made directly to Lender. Lender's rights under this Section 2.4(f) may be exercised by Lender or a court appointed receiver appointed upon the request of Lender and irrespective of whether or not a default shall have occurred under this Deed of Trust.

                      (g) Notwithstanding the provisions of Section 2.4(d) above, Lender shall, upon request by Borrower, permit Borrower to use the Proceeds for the Work (subject to the provisions of, and less Lender's costs described in, Section 2.4(h) below), so long as:

                                 (i) no Event of Default which permits
                      acceleration of the Loan shall have occurred and be continuing;

                                 (ii) the original Borrower named herein
                      continues to be the owner of the portion of Mortgaged Property in question;

                                 (iii) the Work can be completed within twelve
                      (12) months from the date of the damage to or destruction of the Premises and Lender determines in its reasonable judgment that the cost of the Work shall not exceed fifty percent (50%) of the Allocated Loan Amount for the portion of the Mortgaged Property in question;

                                 (iv) none of the Leases in effect immediately
                      prior to the damage or destruction shall have been canceled or terminated nor shall any such Leases contain any still exercisable right to cancel, as a result of such damage or destruction;

                                 (v) all sums necessary to effect the Work over
                      and above any available Proceeds shall be at the sole cost and expense of the Borrower and, at Lender's request, Borrower shall deposit such additional amounts, as estimated by Lender in its sole discretion, with Lender prior to commencing any Work and at all times thereafter;

                                 (vi) at all times during any such Work Borrower
                      shall maintain, at its sole cost and expense, workers' compensation, builders' risk and public liability insurance in amounts satisfactory to Lender and in accordance with the provisions of this Section 2.4; and

                                 (vii) any unexpended casualty insurance
                      Proceeds, at the sole option of the Lender, shall either be paid over to the Borrower or shall be applied to the reduction of the Indebtedness, but any unexpended amounts of any additional deposit shall be returned to Borrower upon completion of the Work. If the Proceeds are used to reduce the Indebtedness, they shall be applied in the order provided in Section 2.4(d), without any prepayment fee.

                      (h) If any insurance Proceeds are used for the Work, then such Proceeds shall be held by Lender and shall be paid out from time to time to Borrower as the Work progresses (less any cost to Lender of recovering and paying out such Proceeds, including reasonable attorneys' fees and costs allocable to inspecting the Work and the plans and specifications therefor), subject to each of the following conditions:

                                 (i) If the Work is structural or if the cost of
                      the Work is reasonably estimated to exceed One Hundred Thousand and No/100 Dollars ($100,000.00), the Work shall be conducted under the supervision of a certified and registered architect or engineer reasonably satisfactory to Lender. Before Borrower commences any Work, other than temporary work to protect property or prevent interference with business, Lender shall have approved the plans and specifications for the Work, which approval shall not be unreasonably withheld or delayed, it being nevertheless understood that such plans and specifications shall provide for Work so that, upon completion thereof, the Premises shall be at least equal in value and general utility to the Premises immediately prior to the damage or destruction.

                                 (ii) Each request for payment shall be made on
                      not less than seven Business Days prior notice to Lender and shall be accompanied by a certificate of the architect or engineer in (i) above (or a certificate given by Borrower if no architect or engineer is so required) stating (A) that all of the Work completed has been done in compliance in all material respects with the approved plans and specifications, if required under (i) above, (B) that the sum requested is justly required to reimburse the Borrower for payments by Borrower, or is justly due to the contractor, subcontractors, materialmen, laborers, engineers, architects or other persons rendering services or materials for the Work (giving a brief description of such services and materials), and that when added to all sums previously paid out by Lender does not exceed the value of the Work (including "soft costs") done to the date of such certificate, (C) if the sum requested is to cover payment relating to repair and restoration of Equipment required or relating to the Premises, that title to the items of Equipment covered by the request for payment is vested in Borrower, and (D) that the amount of such Proceeds plus any additional deposit made by Borrower remaining in the hands of Lender will be sufficient on completion of the Work to pay for the same in full (giving in such reasonable detail as Lender may require an estimate of the cost of such completion). Additionally, each request for payment shall contain a statement signed by Borrower approving both the Work done to date and the Work covered by the request for payment in question.

                                 (iii) Each request for payment shall be
                      accompanied by waivers of lien satisfactory to Lender covering that part of the Work for which payment or reimbursement is being requested and, if required by Lender, a search prepared by a title company or licensed abstractor, or by other evidence satisfactory to Lender that there has not been filed with respect to the Premises any mechanics' or other lien or instrument for the retention of title relating to any part of the Work not discharged of record. Additionally, as to any Equipment covered by the request for payment, Lender shall be furnished with evidence of payment therefor and such further evidence satisfactory to assure Lender of its valid first lien on the Equipment.

                                 (iv) Lender shall have the right to inspect the
                      Work at all reasonable times and may condition any disbursement of Proceeds upon the satisfactory completion, as determined in Lender's sole discretion, of any portion of the Work for which payment or reimbursement is being requested. Neither the approval by Lender of the plans and specifications for the Work nor the inspection by Lender of the Work shall make Lender responsible for the preparation of such plans and specifications or the compliance of such plans and specifications, or of the Work, with any applicable law, regulation, ordinance, covenant or agreement.

                                 (v) Proceeds shall not be disbursed more
                      frequently than every thirty (30) days.

                                 (vi) Any request for payment made after the
                      Work has been completed shall be accompanied by a copy or copies of any certificate or certificates required by law to render occupancy and full operation of the Premises legal.

                                 (vii) Upon completion of the Work and payment
                      in full therefor, or upon any failure on the part of Borrower to promptly commence the Work or to proceed diligently and continuously to completion of the Work, Lender may apply any such Proceeds it then or thereafter holds to the payment of the Indebtedness; provided, however, that Lender, at its sole option, shall be entitled to apply at any time all or any portion of insurance Proceeds it then holds to the curing of any Event of Default under this Deed of Trust, the Note or any other Loan Document.

                      (i) Notwithstanding any other provision of this Section 2.4, if no Event of Default which permits acceleration shall have occurred and be continuing and in Lender's reasonable judgment the cost of the Work is less than one percent (1%) of the outstanding principal balance of the Note as of the date of loss or damage to the Premises and/or Equipment and the Work can be completed in less than ninety (90) days, then Lender, upon request by Borrower, shall permit Borrower to apply for and receive the insurance Proceeds directly from the insurer (and Lender shall advise the insurer to pay over such Proceeds directly to Borrower), provided that Borrower shall apply such insurance Proceeds solely to the prompt and diligent commencement and completion of such Work.

                Section 2.5 Condemnation. Borrower shall notify Lender immediately of the actual or threatened commencement of any proceedings for the condemnation or taking of the Premises or any portion thereof and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in such proceedings and Borrower shall deliver to Lender all instruments requested by Lender to permit such participation. Lender is hereby irrevocably appointed as Borrower's attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain the Proceeds of any such condemnation and to make any compromise or settlement in connection with such proceedings, subject to the provisions of this Deed of Trust. Borrower shall not adjust, compromise, settle or enter into any agreement with respect to such proceedings without the prior consent of Lender. All Proceeds of any condemnation, or purchase in lieu thereof, of the Premises or any portion thereof are hereby assigned to and shall be paid to Lender. Borrower hereby authorizes Lender to collect and receive such Proceeds, to give proper receipts and acquittances therefor and, in Lender's sole discretion, to apply such Proceeds (less any cost to Lender of recovering and paying out such Proceeds, including reasonable attorneys' fees and costs allocable to inspecting any repair, restoration or rebuilding work and the plans and specifications therefor) toward the payment of the Indebtedness or to the repair, restoration or rebuilding of the Premises in the manner and subject to the conditions set forth in Section 2.4(h). If the Proceeds are used to reduce the Indebtedness, they shall be applied in the order provided in Section 2.4(d), without any prepayment fee. Borrower shall promptly execute and deliver all instruments requested by Lender for the purpose of confirming the assignment of the condemnation Proceeds to Lender.

               Section 2.6  Impositions.

                (a) Except to the extent of amounts deposited with Lender for the purpose of paying Impositions pursuant to Section 2.7, below, Borrower shall pay and discharge all Impositions prior to delinquency and shall furnish to Lender validated receipts or other evidence satisfactory to Lender showing the payment of such Impositions within fifteen (15) days after the same would otherwise have become delinquent. Borrower's obligation to pay Impositions pursuant to this Deed of Trust shall include, to the extent permitted by applicable law, taxes resulting from future changes in law which impose upon Trustee or Lender an obligation to pay any property taxes or other Impositions or which otherwise adversely affect Trustee's or Lender's interests. Should Borrower default in the payment of any Impositions, Lender may (but shall not be obligated to) pay such Impositions or any portion thereof and Borrower shall reimburse Lender on demand for all such Advances.

                (b) Borrower shall not be required to pay, discharge or remove any Imposition so long as Borrower contests in good faith such Imposition or the validity, applicability or amount thereof by an appropriate legal proceeding which operates to prevent the collection of such amounts and the sale of the Mortgaged Property or any portion thereof; provided, however, that prior to the date on which such Imposition would otherwise have become delinquent Borrower shall have
        (i) given Lender prior notice of such contest and (ii) deposited with Lender, and shall deposit such additional amounts as are necessary to keep on deposit at all times, an amount equal to at least one hundred ten per cent (110%) of the total of (A) the balance of such Imposition then remaining unpaid and (B) all interest, penalties, costs and charges accrued or accumulated thereon. Any such contest shall be prosecuted with due diligence, and Borrower shall promptly pay the amount of such Imposition as finally determined, together with all interest and penalties payable in connection therewith. Lender shall have full power and authority to apply any amount deposited with Lender under this
        Section 2.6(b) to the payment of any unpaid Imposition to prevent the sale or forfeiture of the Mortgaged Property for non-payment thereof. Lender shall have no liability, however, for failure to so apply any amount deposited unless Borrower requests the application of such amount to the payment of the particular Imposition for which such amount was deposited. Any surplus retained by Lender after payment of the Imposition for which a deposit was made shall be repaid to Borrower unless an Event of Default shall then exist under the provisions of this Deed of Trust, in which case said surplus may be retained by Lender to be applied to the Indebtedness. Notwithstanding any provision of this
        Section 2.6(b) to the contrary, Borrower shall pay any Imposition which it might otherwise be entitled to contest if, in the reasonable opinion of Lender, the Mortgaged Property is in jeopardy or in danger of being forfeited or foreclosed. If Borrower refuses to pay any such Imposition, Lender may (but shall not be obligated to) make such payment and Borrower shall reimburse Lender on demand for all such Advances. Additionally, in such event, if Lender is prevented by law or judicial or administrative order from paying such Imposition, then Lender, at its option, may declare the entire Indebtedness immediately due and payable.

               Section 2.7 Deposits. Borrower shall deposit with Lender, monthly, on the due date of each monthly installment under the Note, 1/12th of the annual charges (as estimated by Lender) for Impositions, and, if required by Lender, 1/12th of the annual charges for rent (if Borrower is lessee of an interest in the Mortgaged Property) and insurance premiums with respect to the Mortgaged Property. If deposits for insurance premiums are required by Lender at any time when insurance is furnished pursuant to "blanket" policies, the monthly deposits shall be equal to one twelfth (1/12th) of the product obtained by multiplying the annual premium for such blanket policy by a fraction, the numerator of which is the total square footage of the Improvements on the Mortgaged Property and the denominator is the total square footage of all improvements covered by such blanket policy. If required by Lender, Borrower shall also deposit with Lender, simultaneously with such monthly deposits and/or the execution of this Deed of Trust, a sum of money which together with such monthly deposits will be sufficient to make the payment of each such charge at least thirty (30) days prior to the date any Imposition becomes delinquent. Should such charges not be ascertainable at the time any deposit is required to be made, the deposit shall be made on the basis of the charges for the prior year or payment period, as reasonably estimated by Lender. When the charges are fixed for the then current year or period, Borrower shall deposit any deficiency on demand. All funds deposited with Lender shall be held without interest (unless the payment of interest thereon is required under applicable law), may be commingled with Lender's other funds, and shall be applied by Lender in payment of the foregoing charges when and as payable provided that no Event of Default shall exist. Should an Event of Default exist, the funds so deposited may be applied in payment of the charges for which such funds shall have been deposited or to the payment of the Indebtedness or any other charges affecting the Mortgaged Property, as Lender in its sole discretion may determine, but no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender as herein provided. Borrower shall furnish Lender with bills and all other documents necessary for the payment of the foregoing charges at least ten (10) days prior to the date on which each payment thereof shall first become due.

               Section 2.8 Mortgage Taxes. Borrower shall pay any and all taxes, charges, filing, registration and recording fees, excises and levies imposed upon Lender by reason of its ownership of, or measured by amounts payable under, the Note, this Deed of Trust or any other Loan Document (other than income, franchise and doing business taxes), and shall pay all stamp taxes and other taxes required to be paid on the Note or the other Loan Documents. If Borrower fails to make such payment within five days after notice thereof from Lender, Lender may (but shall not be obligated to) pay the amount due, and Borrower shall reimburse Lender on demand for all such Advances. If applicable law prohibits Borrower from paying such taxes, charges, filing, registration and recording fees, excises, levies, stamp taxes or other taxes, then Lender may declare the Indebtedness then unpaid to be immediately due and payable. In such event, no prepayment fee shall be charged.

               Section 2.9  Loan Documents Authorized.

                      (a) The execution and delivery of this Deed of Trust, the Note and the other Loan Documents have been duly authorized and there is no provision in Borrower's organizational documents, as amended, requiring further consent for such action by any other person or entity.

                      (b) Borrower is duly organized, validly existing and in good standing under the laws of the state of its formation.

                      (c) Borrower has all necessary franchises, licenses, authorizations, registrations, permits and approvals and full power and authority to own and operate its properties, including the Mortgaged Property, and carry on its business as now conducted in each jurisdiction where Borrower conducts its business.

                      (d) The execution and delivery of and performance of its obligations under the Loan Documents (i) will not result in Borrower being in default under any provision of its organizational documents, as amended, any court order, or any mortgage, deed of trust or other agreement to which it is a party and (ii) do not require the consent of or any filing with any governmental authority, except the recording of this Mortgage and the Assignment and filing of UCC-1 financing statements.

                      (e) All necessary and required actions have been duly taken by and on behalf of Borrower to make and constitute the Loan Documents, and the Loan Documents constitute, legal, valid and binding obligations enforceable in accordance with their respective terms, subject only to the application of bankruptcy and other laws affecting the rights of creditors generally.

                      (f) The Mortgaged Property is in compliance in all material respects with all provisions of all zoning, subdivision, land use, environmental, traffic, fire, building, and occupational safety and health rules, regulations, codes, acts and statutes to which it is subject.

               Section 2.10 Maintenance of Existence. So long as it owns the Mortgaged Property, Borrower shall do all things necessary to preserve and keep in full force and effect its existence, franchises, licenses, authorizations, registrations, permits and approvals under the laws of the state of its formation and the State, and shall comply in all material respects with all regulations, rules, ordinances, statutes, orders and decrees of any governmental authority or court now or hereafter applicable to Borrower or to the Mortgaged Property or any portion thereof.

               Section 2.11 Payment of Liens. Borrower shall pay when due all payments and charges due under or in connection with any liens and encumbrances on and security interests in the Mortgaged Property or any portion thereof, all rents and charges under any ground leases and other leases forming a part of the Mortgaged Property, and all claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in or permit the creation of a lien on the Mortgaged Property or any portion thereof, and shall cause the prompt (but in no event later than thirty (30) days after imposition), full and unconditional discharge of all liens imposed on or against the Mortgaged Property or any portion thereof. Notwithstanding the foregoing, Borrower shall have the right to contest in good faith the validity of any such payment, charge, rent, claim or demand, and to withhold payment of that portion of the same which is so contested, so long as Borrower either (a) posts a bond in compliance with California statutes such that no lien or charge may attach to the Mortgaged Property in respect of the unpaid amount, or (b) takes such steps as are approved by Lender in its sole discretion to insure against any impairment of the security of the Mortgage by reason of such nonpayment. Borrower shall do or cause to be done, at the sole cost of Borrower, everything necessary to fully preserve the initial priority of the lien of this Deed of Trust. If Borrower fails to make any such payment or if a lien attaches to the Mortgaged Property or any portion thereof, Lender may (but shall not be obligated to) make such payment or discharge such lien and Borrower shall reimburse Lender on demand for all such Advances.

               Section 2.12 Costs of Defending and Upholding the Lien.
Lender and, to the extent authorized by Lender, Trustee may, after notice to Borrower, (a) appear in and defend any action or proceeding, in the name and on behalf of either Lender or Borrower, in which Trustee or Lender is named or which Lender in its sole discretion determines may adversely affect the Mortgaged Property, this Deed of Trust, the lien hereof or any other Loan Document; and (b) institute any action or proceeding which Lender in its sole discretion determines should be instituted to protect the interest or rights of Lender or Trustee's interest in the Mortgaged Property or under this Deed of Trust or any other Loan Document, including, without limitation, foreclosure proceedings. Borrower agrees to bear and shall pay or reimburse Trustee and Lender on demand for all Advances and expenses (including reasonable attorneys' fees) relating to or incurred by Lender in connection with any such action or proceeding.

               Section 2.13 Costs of Enforcement. Borrower agrees to bear and shall pay or reimburse Trustee and Lender on demand for all Advances and expenses (including reasonable attorneys' and appraisers' fees and the expenses and reasonable fees of any receiver or similar official) of or incidental to the collection of the Indebtedness, any foreclosure of this Deed of Trust or any other Loan Document, any enforcement, compromise or settlement of this Deed of Trust, any other Loan Document or the Indebtedness, or any defense or assertion of the rights or claims of Trustee or Lender in respect of any thereof, by litigation or otherwise.

               Section 2.14 Interest on Advances and Expenses. All Advances made and any reasonable expenses incurred at any time by Trustee or Lender pursuant to the provisions of this Deed of Trust or the other Loan Documents or under applicable law shall be secured by this Deed of Trust as part of the Indebtedness, with equal rank and priority. All such Advances and expenses shall bear interest at the Default Rate from the date that each such Advance or expense is made or incurred to the date of repayment and all such Advances and expenses with interest thereon shall be payable to Lender on demand.

               Section 2.15 Indemnification. Borrower shall indemnify and hold Trustee and Lender and their respective directors, officers, employees and agents harmless from and against and reimburse them for all Losses which may be imposed upon, asserted against, or incurred or paid by any of them (a) by reason of, on account of or in connection with any act or occurrence relating to the Mortgaged Property or any bodily injury, death, other personal injury or property damage occurring in, upon or in the vicinity of the Premises from any cause whatsoever, (b) as a result of the failure of Borrower to perform any of its obligations under any of the Loan Documents, or (c) on account of any transaction otherwise arising out of or in any way connected with the Mortgaged Property, this Deed of Trust or the Indebtedness, except Borrower shall have no indemnification obligation for losses caused by any indemnified person's gross negligence or willful misconduct.

               Section 2.16 Financial Statements; Records. Borrower shall keep adequate books and records of account in accordance with generally accepted accounting principles ("GAAP"), or in accordance with other methods acceptable to Lender in its sole discretion, consistently applied, and shall furnish to Lender the following, in each case certified as true, correct, complete and accurate and in form and substance acceptable to Lender and prepared in accordance with generally accepted accounting principles:

                      (a) within twenty (20) days after the end of each calendar quarter (within forty-five (45) days after the end of each fourth calendar quarter), quarterly financial statements for Borrower and each of the properties which comprise the Premises ("QUARTERLY FINANCIAL STATEMENT") for and as of the end of such calendar quarter, including quarterly operating statements of each of the properties which comprise the Premises for such quarter, including a balance sheet and a rent roll for each such property as of the end of such quarter, and an income statement, a cash flow statement and an accounting of all tenant improvement expenditures for each such property for such quarter prepared and certified by Borrower in a form approved by Lender, detailing the revenues received, the expenses incurred and the net operating income before and after debt service (principal and interest) and major capital improvements for that quarter and containing appropriate year-to-date information, prepared and certified by Borrower in form approved by Lender, or, if required by Lender following (x) the occurrence of an Event of Default which permits acceleration, or a determination by Lender that in Lender's reasonable opinion an Event of Default is likely to occur, or (y) activation of the Cash Flow Deposit Account provision of Section 6.16, audited and certified by an independent certified public accountant acceptable to Lender;

                      (b) within 120 days after the end of each Fiscal Year of Borrower;

                        (i) a certified rent roll as of the end of such Fiscal
                Year for each of the properties which comprise the Premises, signed and dated by Borrower, detailing, for each of the Leases, the names of all tenants of each such property, the portion of each such property occupied by each tenant, the annual rental, including base rent, additional rent and percentage rent, and any other charges payable and the term of each of the Leases, including the expiration date, and any other information as is reasonably required by Lender;

                        (ii) annual financial statements for each of the
                properties which comprise the Premises for and as of the end of such Fiscal Year, including a balance sheet for each of such property as of the end of such Fiscal Year and an income statement, a cash flow statement and an accounting of all tenant improvement expenditures for each such property for such Fiscal Year, detailing the total revenues received, total expenses incurred, total cost of all capital improvements, total debt service and total cash flow, to be prepared and certified by Borrower in the form approved by Lender, or if required by Lender, an audited annual operating statement prepared and certified by an independent certified public accountant acceptable to Lender;

                             (iii) an annual operating and capital budget and
               management plan presented on a monthly basis consistent with the annual operating statements described in clause (b)(ii), above for each of the properties which comprise the Premises, including cash flow projections for each such property for the upcoming Fiscal Year, and all proposed capital replacements and improvements for each such property;

                             (iv) an annual balance sheet as of the end of such
               Fiscal Year, an income statement, a cash flow statement and a statement of retained earnings for such Fiscal Year for Borrower, any principal of Borrower with an ownership interest of twenty percent (20%) or greater in Borrower, and any guarantor or indemnitor under any Loan Document, each in a form approved by Lender, prepared and certified by Borrower, such guarantor or indemnitor, as appropriate, or, if required by Lender, audited financial statements for such persons, prepared and certified by an independent certified public accountant acceptable to Lender;

                      (c) upon request from Lender, the following:

                              (i) a copy of the most recently filed federal tax
                return of Borrower, of any principal of Borrower with an ownership interest of twenty percent (20%) or greater in Borrower, and of any guarantor or indemnitor under any Loan Document;

                             (ii) an accounting of all security deposits held in
               connection with any of the Leases, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name of the person to contact at such financial institution, along with any authority or release for Borrower to obtain. information regarding such accounts directly from such financial institutions;

                             (iii) such other financial or management
               information (including monthly or quarterly certified rent rolls meeting the requirements of paragraph 2.16(a) above) as may, from time to time, be reasonably required by Lender and in form and substance reasonably satisfactory to Lender; and

                             (iv) Borrower's books and records regarding the
               Premises for examination, review, copying and audit by Lender or its auditors during normal business hours and convenient facilities for such examination review, copying and audit of Borrower's books and records of account.

                      (d) Borrower's agreements as set forth in this Section
        2.16 constitute material inducements to Lender in making the loan secured by this Deed of Trust. Accordingly, in the event Borrower fails to furnish any financial report or tax return required by this section as and when required, time being of the essence, then, in addition to all other remedies available to Lender under this Deed of Trust, Borrower agrees to pay Lender within ten (10) days following demand therefor, a late charge of Five Hundred and No/100 Dollars ($500) for each day or part thereof that any such financial report or tax return shall be overdue. In addition, Borrower hereby appoints Lender its attorney in fact for the purpose of hiring at Borrower's cost an auditing firm to prepare and deliver to Lender any overdue rent roll, operating statement, balance sheet income statement or other financial report required hereunder in the event Borrower fails or refuses to furnish to Lender those financial reports as and when due. The foregoing late charges and the costs and expenses of the auditor shall be due and payable to Lender within ten (10) days following demand and shall constitute a part of the Indebtedness.

               Section 2.17 Prohibition Against Conveyances and Encumbrances. Except with the prior consent of Lender, Borrower shall not and shall not permit others to convey, assign, sell, mortgage, encumber, pledge, hypothecate, grant a security interest in, grant purchase options with respect to, or otherwise dispose of
 (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) all or any portion of any legal or beneficial interest (a) in all or any portion of the Mortgaged Property including the Leases; (b) in the stock of any corporation which is either Borrower or a beneficial owner of all or any portion of Borrower or of the Mortgaged Property; (c) in Borrower (or any trust of which Borrower is a trustee); or (d) if Borrower is a limited or general partnership, limited liability company, joint venture, trust, nominee trust, tenancy in common or other unincorporated form of business association or form of ownership, in any person, firm or entity having a direct or indirect legal or beneficial ownership interest in Borrower, including any legal or beneficial interest in any general partner of Borrower, in any general partner of any general partner of Borrower or in any member of a limited liability company. The foregoing shall not prohibit transfers of limited partnership interests in Borrower's managing member or transfers of the stock of Arden Realty, Inc. or transfers subject to Sections 6.13 or 6.15 or Borrower's leases of the Premises. Any such transfer or encumbrance to which Lender consents must be to a United States citizen or an entity owned or controlled by United States citizens. All requests for Lender's consent under this Section 2.17 shall be on a form previously approved by Lender and shall be accompanied by the payment of Lender's standard processing fee for such transactions then in effect. Lender's consent to any of the foregoing actions, if given (in Lender's sole discretion), may be conditioned upon an increase in the interest rate, a change in maturity date, amortization period or other terms under the Note, the payment of a transfer fee and/or any other requirements of Lender. In addition to the standard processing fee and the transfer fee referred to in this Section 2.17, Borrower agrees to bear and shall pay or reimburse Lender on demand for all reasonable expenses (including reasonable attorneys' fees, title search costs, and title insurance endorsement premiums) incurred by Lender in connection with the review, approval and documentation of any such transaction.

               Section 2.18 Estoppel Certificates. Within ten (10) Business Days of a request by Lender, Borrower shall furnish to Lender a duly acknowledged written statement confirming the amount of the outstanding Indebtedness, the terms of payment and maturity date of the Note, the date to which interest has been paid, and whether any offsets or defenses exist against the Indebtedness. If any such offsets or defenses are alleged to exist, the nature thereof shall be set forth in detail. Borrower shall also deliver to such tenants of the Premises as Lender may designate by written notice to Borrower, and exercise its reasonable best efforts to cause such tenants to furnish to Lender, within 30 days of its request therefor, tenant estoppel letters; provided that Lender shall not request an estoppel certificate from any one tenant more often than once in a calendar year period.

               Section 2.19  Assignment of Leases and Property Income.

                      (a) Borrower hereby absolutely and unconditionally assigns and transfers to Lender the Leases and the Property Income. Borrower shall not otherwise assign, transfer or encumber in any manner the Leases or the Property Income or any portion thereof. Borrower shall have a license, revocable by Lender, to collect and use the Property Income as the same becomes due and payable so long as no Event of Default which permits acceleration of the Loan has occurred and is continuing, but may not collect any Property Income more than thirty
        (30) days in advance of the date the same becomes due (other than customary security deposits). The assignment in this Section 2.19 shall constitute an absolute and present assignment of the Leases and the Property Income, and not an additional assignment for security, and the existence or exercise of the Borrower's revocable license to collect Property Income shall not operate to subordinate this assignment to any subsequent assignment. The exercise by Lender of any of its rights or remedies under this Section
        2.19 shall not be deemed or construed to make Lender a mortgagee-in-possession.

                      (b) Borrower shall furnish Lender with executed copies of all Leases, and renewals or material modifications of Leases, as follows: (i) if the Lease is not or was not subject to Lender's approval pursuant to Section 2.19(d) (i.e., the Lease complies with the conditions described in clauses (i), (ii) and (iii) of Section 2.19(d)), such copies shall be furnished to Lender on or before the date that the next quarterly rent roll is required to be delivered to Lender pursuant to Section 2.16(a); and (ii) if the Lease is or was subject to Lender's approval pursuant to Section 2.19(d), such copies shall be furnished to Lender within ten (10) days after execution of such Lease, renewal or material modification. No material changes may be made to the Lender-approved standard lease form without the prior written consent of Lender.

                      (c) Borrower shall perform all obligations as lessor under all Leases and shall enforce all of the terms, covenants and conditions contained in upon the part of the lessee thereunder to be performed or observed, short of termination thereof. Additionally, Borrower shall not take any action which would cause any Lease to cease to be in full force and effect. Except with the prior consent of Lender, Borrower shall not
        (i) cancel, terminate (with the exception of terminations of Leases the execution of which did not require Lender's prior written consent pursuant to Section 2.19(d), below, wherein the tenant is in material default and such termination is carried out in the manner of a prudent landlord in the ordinary course of business) or surrender any Lease or consent to any cancellation, termination, surrender, subletting or assignment (with the exception of consent to subletting or assignment of any Lease the execution of which did not require Lender's prior written consent pursuant to Section 2.19(d) below) thereof; (ii) subordinate any Lease to any mortgage, deed of trust or other security interest that is subordinate to this Deed of Trust; (iii) enter into any new Lease (except as permitted in Section 2.19(d) below); (iv) waive any default under or breach of any Lease; (v) consent to or accept any prepayment or discount of rent or advance rent under any Lease; (vi) take any other action in connection with any Lease which would impair or jeopardize the validity of such Lease or the Lender's interest therein; or (vii) alter, modify or change the terms of any guaranty, letter of credit or other credit support with respect to any of the Leases or cancel or terminate such guaranty, letter of credit or other credit support without the prior written consent of Lender.

                      (d) Except as hereinafter provided, Lender's prior written consent shall be required for entering into any new Lease, or agreeing to extend or modify any existing Lease, and all Leases shall be written on the standard form of lease approved in writing by Lender without material modification to such form. Notwithstanding the foregoing, Lender's prior written consent shall not be required for entering into new Leases, extensions or modifications of Leases, provided that (i) the Lease is the result of an arm's-length transaction, and provides for the payment of market rents, and (ii) neither the Lease nor renewal thereof nor the activity of the tenant will violate any provision of any other Lease or restriction or covenant affecting the Premises or this Deed of Trust or any other Loan Document, including Section 2.20(b) hereof; and
        (iii) the Lease meets either of the following criteria:

                                    (A) (1) such Lease is a non-residential
                      Lease covering five thousand (5,000) square feet of net rentable area or less, or a residential Lease relating to a residential multifamily property, or an extension or modification thereof; and (2) the Lease term is no greater than five (5) years with no options to extend the term; and (3) the Lease contains no purchase options, no rights of first refusal, no rights to lease other space, and no expansion rights; or

                                    (B) (1) such Lease is a non-residential
                      Lease covering more than five thousand (5,000) but less than ten thousand one (10,001) square feet of net rentable area, or an extension or renewal thereof; and (2) the Lease utilized is on a standard form previously approved by Lender, without material modification.

If a prospective Lease or extension or modification of a Lease does not meet the above detailed conditions and if approval of a Lease, extension or modification is requested by Borrower, Lender shall review the prospective Lease, extension or modification as follows: Borrower shall submit to Lender: (1) a copy of the prospective lease highlighted to show difference from the approved standard lease form; (2) a lease summary letter in substantially the form approved by Lender; (3) financial and operational information regarding the prospective tenant including a description of the tenant's business, industry, operations and owners and the tenant's last two (2) years' cash flow and income statements and balance sheet and a credit report for the tenant, to the extent that such information has been obtained by Borrower. Lender shall have ten (10) Business Days from the date of its actual receipt of all such information to provide its approval or rejection of the prospective lease to Borrower. If Lender fails to respond within said ten (10) Business Day period, Borrower shall again submit such information together with a cover letter advising Lender that failure to respond within a five (5)

Business Day period shall result in such Lease being deemed approved. In the event that Lender does in fact fail to approve or disapprove the Lease in writing within five (5) Business Days after receipt of the second request for approval, such lease will be deemed approved. All of the foregoing submissions shall be sent to Lender by either certified or registered mail, return receipt requested, or by recognized, national overnight courier service, with proof of receipt.

                      (e) In addition to the foregoing, Borrower shall comply with all terms and provisions of the Assignment.

               Section 2.20 Environmental Matters; Warranties; Notice;
Indemnity.

                      (a) Borrower represents and warrants to Lender respecting the Premises and the Equipment as follows:

                             (i) Borrower has not installed, used, generated,
               manufactured, produced, stored, released, discharged or disposed of in, on, under or about the Premises, or transported to or from any portion of the Premises, any Hazardous Substance or allowed any other person or entity to do so, except under conditions permitted by applicable Environmental Laws;

                             (ii) there are no Hazardous Substances or
                underground storage tanks in, on, or under or about the Premises, except those that are both (A) in compliance with Environmental Laws and with permits issued pursuant thereto, and
                (B) fully disclosed to Lender in writing pursuant to the written reports resulting from environmental assessments of the Mortgaged Property delivered to Lender and described in Schedule D attached hereto (collectively, the "ENVIRONMENTAL REPORT");

                            (iii) to the knowledge of Borrower, after due
                inquiry, there are no past, present or threatened Releases of any Hazardous Substance in, on, under or about the Premises except as defined in the Environmental Report;

                             (iv) to the knowledge of Borrower, after due
               inquiry, there is no threat of any Release of Hazardous Substances migrating to the Premises except as described in the Environmental Report;

                             (v) to the knowledge of Borrower, after due
               inquiry, there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Premises or the Equipment except as described in the Environmental Report;

                             (vi) Borrower does not know of, and has not
               received, any written or oral notice or other communication with respect to the Premises or the Equipment from any person or entity (including, but not limited to, a governmental entity) relating to Hazardous Substances or Remediation thereof, of possible liability of any person or entity pursuant to any Environmental Law, other environmental conditions in connection with the Premises or Equipment, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing; and,

                             (vii) Borrower has truthfully and fully provided to
               Lender, in writing, any and all information relating to conditions in, on, under and about the Premises that is known by Borrower and that is contained in Borrower's files and records, including but not limited to any reports relating to Hazardous Substances in, on, under or about the Premises and/or to the environmental condition of the Premises.

                      (b) Borrower shall not install, use, generate, manufacture, produce, store, Release, discharge or dispose of on, under or about the Premises, or transport to or from any portion of the Premises, any Hazardous Substance or allow any other person or entity to do so, except under conditions permitted by applicable Environmental Laws. Additionally, except with the prior written consent of Lender, no portion of the Premises shall be leased, used or occupied for dry cleaning operations or the storage of any chemicals used in the dry cleaning process.

                      (c) Borrower shall keep and maintain the Premises in compliance in all material respects with, and shall not cause or permit the Premises to be in material violation of, applicable Environmental Laws.

                      (d) Borrower shall promptly provide notice to Lender of:

                             (i) any proceeding, investigation or inquiry
               commenced by any governmental authority with respect to the presence of any Hazardous Substance on, under or about the Premises or the migration of any Hazardous Substance to or from adjoining property;

                             (ii) all claims made or threatened by any person or
               entity against Borrower, any other party occupying the Premises or any portion thereof, or the Premises, relating to any loss or injury allegedly resulting from any Hazardous Substance; and

                             (iii) the discovery of any occurrence or condition
               on the Premises or on any real property adjoining or in the vicinity of the Premises, of which Borrower becomes aware, which might cause the Premises or any portion thereof to be in violation in any material respect of any Environmental Law or subject to any restriction on ownership, occupancy, transferability or use under any Environmental Law (collectively, an "ENVIRONMENTAL VIOLATION").

                             (iv) Lender and, to the extent authorized by
               Lender, Trustee may join and participate in, as a party if Lender so determines, any legal or administrative proceeding or action concerning the Premises or Equipment under any Environmental Law. Borrower agrees to bear and shall pay or reimburse Lender on demand for all Advances and expenses (including reasonable attorneys' fees) relating to or incurred by Lender in connection with any such action or proceeding.

                      (e) Borrower shall indemnify and hold Trustee and Lender and their respective directors, officers, employees and agents harmless from and against any and all claims, demands, liabilities, losses, damages, judgments, penalties, costs and expenses (including reasonable attorneys' fees) directly or indirectly arising out of or attributable to a breach of any warranty or representation contained in this Section
        2.20 or of any other provision thereof including, without limitation,
        (i) all actual and consequential damages, (ii) the costs of any required Remediation, and (iii) the costs of the preparation and implementation of any plans for Remediation, closure or other required plans. This indemnity shall survive the satisfaction, release or extinguishment of the lien of this Deed of Trust including any extinguishment of such lien by foreclosure or deed in lieu thereof.

               Section 2.21  Environmental Matters; Remedial Work.

                      (a) If any investigation, site monitoring, containment, cleanup, removal, restoration or other Remediation of any kind or nature (collectively, the "REMEDIAL WORK") is required under any applicable Environmental Law because of or in connection with the current or future presence, suspected presence, release or suspected release of a Hazardous Substance into the air, soil, ground water, surface water, or soil vapor on, under or about the Premises or any portion thereof, Borrower shall promptly commence and diligently prosecute to completion all such Remedial Work. In all events, such Remedial Work shall be commenced within 45 days after any demand therefor by Lender or such shorter period as may be required under any applicable Environmental Law.

                      (b) All Remedial Work shall be performed by contractors, and under the supervision of a consulting engineer, each approved in advance by Lender. All costs and expenses of such Remedial Work and Lender's monitoring or review of such Remedial Work (including reasonable attorneys' fees) shall be paid by Borrower. If Borrower does not timely commence and diligently prosecute to completion the Remedial Work, Lender may (but shall not be obligated to) cause such Remedial Work to be performed. Borrower agrees to bear and shall pay or reimburse Lender on demand for all Advances and expenses (including reasonable attorneys' fees) relating to or incurred by Lender in connection with monitoring, reviewing, or if Borrower fails to perform, performing any Remedial Work required hereunder.

                      (c) Except with Lender's prior consent, Borrower shall not commence any Remedial Work or enter into any settlement agreement, consent decree or other compromise relating to any Hazardous Substances or Environmental Laws which might, in Lender's sole judgment, impair the value of Lender's security hereunder. Lender's prior consent shall not be required, however, if the presence or threatened presence of Hazardous Substances on, under or about the Premises poses an immediate threat to the health, safety or welfare of any person or is of such a nature that an immediate remedial response is necessary, and it is not possible to obtain Lender's prior consent, or if Remedial Work is required under Environmental Laws. In such event Borrower shall notify Lender as soon as practicable of any action taken.

               Section 2.22  Environmental Matters; Inspection.

                      (a) Lender shall have the right at all reasonable times upon reasonable prior notice to enter upon and inspect all or any portion of the Premises, provided that such inspections shall not unreasonably interfere with the operations of the tenants of the Premises. Lender may select a consulting engineer to conduct and prepare reports of such inspections. The inspection rights granted to Lender in this Section 2.22 shall be in addition to, and not in limitation of, any other inspection rights granted to Lender in this Deed of Trust, and shall expressly include the right to conduct soil borings and other customary environmental tests, assessments and audits.

                      (b) Borrower agrees to bear and shall pay or reimburse Lender on demand for all Advances and expenses (including reasonable attorneys' fees)
relating to or incurred by Lender in connection with the inspections and reports described in this Section 2.22 in the following situations:

                             (i) If Lender has reasonable grounds to believe, at
               the time any such inspection is ordered, that there exists an Environmental Violation or that a Hazardous Substance is present on, under or about the Premises or is migrating to or from adjoining property, except under conditions permitted by applicable Environmental Laws and not prohibited by any Loan Document;

                             (ii) if any such inspection reveals an
               Environmental Violation or that a Hazardous Substance is present on, under or about the Premises or is migrating to or from adjoining property, except under conditions permitted by applicable Environmental Laws and not prohibited by any Loan Document; or

                             (iii) if an Event of Default exists at the time any
               such inspection is ordered.

               Section 2.23 Management. At all times prior to the payment in full of the Indebtedness, the Mortgaged Property shall be managed by a management company reasonably satisfactory to Lender, and pursuant to a management agreement reasonably satisfactory to Lender. Such management agreement, and any leasing commissions agreement affecting the Mortgaged Property, shall be subordinate to this Deed of Trust. Any time the management is not reasonably satisfactory to Lender, Borrower shall have a reasonable opportunity, not to exceed ninety (90) days, to obtain approved and satisfactory management prior to Lender accelerating the Loan. Any leasing commissions and management agreement affecting the security for this Loan must be subordinate to the lien of the Loan Documents. As of the date hereof, Lender approves Arden Realty, Inc., a Maryland corporation, or an entity controlled by or under common control with Arden Realty, Inc., as manager of the Mortgaged Property, reserving the right, however, to revoke such approval: (i) upon the occurrence of an Event of Default which permits acceleration, and/or (ii) upon a reasonable determination by Lender that any material portion of the Mortgaged Property is not being properly managed.

               Section 2.24 ERISA. As of the date hereof and throughout the term of this Deed of Trust, (i) Borrower is not and will not be an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA;
(ii) the assets of Borrower do not and will not constitute "plan assets" of one or more such plans for purposes of Title I of ERISA; (iii) Borrower is not and will not be a "governmental plan" within the meaning of Section 3(3) of ERISA;
(iv) transactions by or with

Borrower are not and will not be subject to state statutes applicable to Borrower regulating investments of fiduciaries with respect to governmental plans; and (v) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under this Deed of Trust, the Note, or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA. Borrower further agrees to deliver to Lender such certifications or other evidence of compliance with the provisions of this Section 2.24 as Lender may from time to time request.

               Section 2.25 Litigation. Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened against Borrower which is reasonably likely to have a Material Adverse Effect.

               Section 2.26 Notice of Default. Borrower shall promptly advise Lender of any material adverse change in Borrower's condition, financial or otherwise, or of the occurrence of any Default or Event of Default.

               Section 2.27 Single Purpose Entity. Borrower shall at all times be a Single-Purpose Entity.

               Section 2.28 Trade Indebtedness. Borrower will pay its trade payables within thirty (30) days of the date due, unless Borrower is in good faith contesting Borrower's obligation to pay such trade payable in a manner satisfactory to Lender (which may include Lender's requirement that Borrower post security with respect to the contested trade payable).

               Section 2.29 Conduct of Business. Borrower shall cause the operation of the Mortgaged Property to be conducted at all times in a manner consistent with the following:

                      (a) to maintain or cause to be maintained the standard of operations at the Mortgaged Property at all times at a level necessary to insure a level of quality for the Mortgaged Property consistent with similar facilities in the same competitive market;

                      (b) to operate or cause to be operated the Mortgaged Property in a prudent manner in compliance in all material respects with applicable Legal Requirements and the insurance requirements of this Deed of Trust relating thereto and cause all licenses, permits, and any other agreements necessary for the continued use and operation of the Mortgaged Property to remain in effect; and

                      (c) to maintain or cause to be maintained sufficient inventory and equipment of types and quantities at the Mortgaged Property to enable Borrower or the Manager to operate the Mortgaged Property.

               Section 2.30  Further Assurances; Filing; Re-Filing, etc.

                      (a) Borrower shall execute, acknowledge and deliver, from time to time, such further instruments as Lender may reasonably require to accomplish the purposes of this Deed of Trust.

                      (b) Borrower, immediately upon the execution and delivery of this Deed of Trust, and thereafter from time to time at the request of Lender, shall cause this Deed of Trust, any security agreement, mortgage, modification or amendment supplemental hereto and each document, instrument and agreement of further assurance, to be filed, registered or recorded or refiled, re-registered or re-recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and perfect the lien or estate of this Deed of Trust upon the Mortgaged Property and to accomplish the purposes of this Deed of Trust.

                      (c) Borrower shall pay all intangible taxes, recording taxes, filing, registration and recording fees, all refiling, all re-registration and re-recording fees, and all expenses incident to the execution , filing, recording and acknowledgment of this Deed of Trust, any security agreement, mortgage, modification or amendment supplemental hereto and any document, instrument and agreement of further assurance, and all federal, state, county and municipal stamp taxes and other taxes, duties, imposts, assessments and charges arising out of the execution, delivery, filing, registration and recording of the Note, this Deed of Trust or any of the other Loan Documents, any security agreement or Deed of Trust supplemental hereto or any document instrument or agreement of further assurance.

                      (d) In the event of the passage of any state, federal, municipal or other governmental law, order, rule or regulation, subsequent to the date hereof, in any manner changing or modifying the laws now in force governing the taxation of mortgages or security agreements or debts secured thereby or the manner of collecting such taxes so as to adversely affect Lender (other than taxes on Lender's income), this Deed of Trust or the lien hereof, Borrower will pay any such tax on or before the due date thereof. If Borrower fails to make such prompt payment or if, in the reasonable opinion of Lender, any such state, federal, municipal, or other governmental law, order, rule or regulation prohibits Borrower from making such payment or would penalize Lender if Borrower makes such payment or if, in the opinion of Lender, the making of such payment might result in the imposition of interest beyond the maximum amount permitted by any applicable law, then the entire balance of the Loan, accrued interest thereon and all other obligations in connection with the Loan shall, at the option of Lender, become due and payable (without prepayment premium) on the date that is one hundred twenty (120) days after written notice to Borrower of any of the foregoing.

                      (e) Borrower hereby indemnifies and holds harmless Lender from any sales or use tax that may be imposed on Lender by virtue of the Loan from Lender to Borrower other than taxes imposed on the income, stock or assets of Lender.

                      (f) Borrower shall, upon Lender's request therefor given from time to time after the occurrence and during the continuance of any Event of Default which permits acceleration of the Loan, pay for (a) reports of UCC, federal tax lien, state tax lien, judgment and pending litigation searches with respect to Borrower and (b) searches of title to the Mortgaged Property, each such search to be conducted by search firms reasonably designated by Lender in each of the locations reasonably designated by Lender.

                      (g) Borrower shall furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished pursuant to the terms of the Loan Documents; and

                      (h) Borrower shall do and execute all and such further lawful acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Deed of Trust and the Loan Documents, as Lender shall reasonably require from time to time in Lender's discretion.

               Section 2.31 No Joint Assessment; Separate Lots. Borrower has not and shall not suffer, permit or initiate the joint assessment of the Mortgaged Property (i) with any other real property constituting a separate tax lot, and
(ii) with any portion of the Mortgaged Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Mortgaged Property as a single lien. The Mortgaged Property is comprised of one or more parcels, each of which constitutes a separate tax lot and none of which constitutes a portion of any other tax lot.

                                  ARTICLE III.
                               SECURITY AGREEMENT


               Section 3.1 Warranties, Representations and Covenants of Borrower. Borrower covenants, warrants, represents and agrees with and to Trustee and Lender as follows:

                    (a) This Deed of Trust constitutes a security agreement under the Code and serves as a fixture filing in accordance with the Code. This Deed of Trust creates a security interest in favor of Lender as secured party under the Code with respect to all property (specifically including the Collateral) included in the Mortgaged Property which is covered by the Code. The mention of any portion of the Mortgaged Property in a financing statement filed in the records normally pertaining to personal property shall not derogate from or impair in any manner the intention of Borrower and Lender hereby declared that all items of collateral described in this Deed of Trust are part of the real property encumbered hereby to the fullest extent permitted by law, regardless of whether any such item is physically attached to the Improvements or whether serial numbers are used for the better identification of certain items. Specifically, the mention in any such financing statement of (i) the rights in or the Proceeds of any policy of insurance, (ii) any condemnation Proceeds, (iii) Borrower's interest in any Leases or Property Income, or (iv) any other item included in the Mortgaged Property, shall not be construed to alter, impair or impugn any rights of Lender as determined by this Deed of Trust or the priority of Lender's lien upon and security interest in the Mortgaged Property. Any such mention shall be for the protection of Lender in the event that notice of Lender's priority of interest as to any portion of the Mortgaged Property is required to be filed in accordance with the Code to be effective against or take priority over the interest of any particular class of persons, including the federal government or any subdivision or instrumentality thereof.

                    (b) Except for the security interest granted by this Deed of Trust, Borrower is and, as to portions of the Collateral to be acquired after the date hereof, will be the sole owner of the Collateral, free from any lien, security interest, encumbrance or adverse claim thereon of any kind whatsoever except Permitted Encumbrances. Borrower shall notify Lender of, and shall defend the Collateral against, all claims and demands of all persons at any time claiming the same or any interest therein.

                    (c) Except as otherwise provided in this Deed of Trust, Borrower shall not lease, sell, convey or in any manner transfer the Collateral without the prior consent of Lender.

                      (d) The Collateral is not used or bought for personal, family or household purposes.

                      (e) The Collateral shall be kept on or at the Premises, and Borrower shall not remove the Collateral from the Premises without the prior consent of Lender, except such portions or items of the Collateral as are consumed or worn out in ordinary usage, all of which shall be promptly replaced by Borrower with items of equal or greater value, and Borrower's books and records shall be maintained by Borrower, or by the manager appointed pursuant to a management agreement permitted pursuant to Section 2.23, either at Borrower's principal place of business or at such manager's place of business (so long as such places of business shall be located in Southern California) or at another location in Southern California reasonably approved by Lender.

        (f) In the event of any change in name, identity or structure of Borrower, Borrower shall notify Lender thereof and promptly after request shall execute, file and record such Code forms as are necessary to maintain the priority of Lender's lien upon and security interest in the Collateral, and shall pay all expenses and fees in connection with the filing and recording thereof. If Lender shall require the filing or recording of additional Code forms or continuation statements, Borrower shall, promptly after request, execute, file and record such Code forms or continuation statements as Lender shall deem necessary (subject to Lender's right to sign such statements on behalf of Borrower as provided in Subsection 3.01(g)), and shall pay all expenses and fees in connection with the filing and recording thereof. If Lender shall initially pay such expenses, Borrower shall promptly reimburse Lender for the expenses.

                      (g) Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to execute in the name of and on behalf of Borrower any and all financing statements and continuations thereof and to file with the appropriate public office on its behalf and at its expense any financing or other statements signed only by Lender, as secured party, in connection with the Collateral covered by this Deed of Trust.

               Section 3.2 Financing Statements. A CARBON, PHOTOGRAPHIC OR OTHER REPRODUCTION OF THIS DEED OF TRUST OR ANY FINANCING STATEMENT RELATING TO THIS DEED OF TRUST SHALL BE SUFFICIENT AS A FINANCING STATEMENT.

               Section 3.3 Addresses. The mailing address of Borrower and the address of Lender from which information concerning the security interest granted hereby may be obtained are set forth on the Cover Sheet of this Deed of Trust. Borrower maintains its sole place of business or its chief executive office at the address shown on said Cover Sheet, and Borrower shall immediately notify Lender in writing of any change in said place of business or chief executive office.

                                   ARTICLE IV.
                              DEFAULT AND REMEDIES

               Section 4.1 Events of Default. Each of the following shall constitute an Event of Default under this Deed of Trust, the Note and the other Loan Documents:

                      (a) failure in the payment of any amount due as and when due under this Deed of Trust, the Note or any other Loan Document;

                      (b) failure to pay any Imposition as and when due or to maintain insurance as required by this Deed of Trust;

                      (c) default in the due observance or performance of any term, covenant or condition contained in this Deed of Trust, the Note or any other Loan Document which permits acceleration of the Loan;

                      (d) if any representation made herein or in any other Loan Document shall prove to be untrue in any material respect at the time made;

                      (e) violation of any of the covenants set forth in Section
       2.17 with respect to conveyances, sales, encumbrances or other prohibited dispositions of the Mortgaged Property or Borrower or any portion thereof or any interest therein;

                      (f) violation of any of the covenants set forth in Section 2.19(a) with respect to the further assignment, transfer or encumbrance by Borrower of the Leases or the Property Income or any portion thereof,

                      (g) violation of any of the covenants set forth as items
       (i) through (vii) of Section 2.19(c) with respect to certain actions concerning Leases which shall not be taken by Borrower without the prior consent of Lender;

                      (h) if Borrower, any general partner of Borrower or any managing or principal member of Borrower (if Borrower is a limited liability company) or any guarantor of the Note consents to the filing of, or commences or consents to the commencement of, any Bankruptcy Proceeding with respect to Borrower or such guarantor;

                      (i) if any Bankruptcy Proceeding shall have been filed against Borrower, any general partner of Borrower, any managing or principal member of Borrower (if Borrower is a limited liability company) or any guarantor of the Note and the same is not withdrawn, dismissed, canceled or terminated within 90 days of such filing;

                      (j) if Borrower, any general partner of Borrower, any managing or principal member of Borrower (if Borrower is a limited liability company) or any guarantor of the Note is adjudicated bankrupt or insolvent or a petition for reorganization of Borrower or any such general partner or guarantor is granted;

                      (k) if a receiver, liquidator or trustee of Borrower, any general partner of Borrower, any managing or principal member of Borrower (if Borrower is a limited liability company) or any guarantor of the Note or of any of the properties of Borrower or any such general partner or guarantor shall be appointed;

                      (l) if Borrower, any general partner of Borrower, any managing or principal member of Borrower (if Borrower is a limited liability company) or any guarantor of the Note shall make an assignment for the benefit of its creditors or shall admit in writing the inability to pay its debts generally as they become due;

                      (m) except as otherwise permitted herein, if Borrower, any general partner of Borrower, any managing or principal member of Borrower (if Borrower is a limited liability company) or any guarantor of the Note shall die or shall institute or cause to be instituted any proceeding for the termination or dissolution of Borrower or any such general partner or guarantor;

                      (n) if a default or event of default shall occur under any mortgage, deed of trust, encumbrance, lien or security agreement encumbering all or any portion of the Mortgaged Property which is subordinate or superior to the lien of this Deed of Trust or if any party under any such instrument shall commence a foreclosure or other collection or enforcement action in connection therewith, provided, however, that this provision shall not be deemed to be a waiver of the provisions of Section 2.17 prohibiting further encumbrances or of any other provision of this Deed of Trust, it being understood that it is an event of default under this Deed of Trust to permit any further mortgage, encumbrance, lien or security agreement to encumber all or any portion of the Mortgaged Property without the prior written consent of the Lender;

                     (o) except as permitted in this Deed of Trust, the actual or threatened alteration, demolition or removal of any of the Improvements without the prior consent of Lender; or

                    (p) damage to any of the Mortgaged Property in any manner which is not covered by insurance as a result of Borrower's failure to maintain insurance required in accordance with this Deed of Trust.

               Section 4.2 Remedies. Upon the occurrence and during the continuance of any Event of Default which permits acceleration of the Loan, Lender may take such actions against Borrower and/or the Mortgaged Property or any portion thereof as it deems advisable to protect and enforce its rights against Borrower and in and to the Mortgaged Property, without notice or demand except as set forth below. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Such actions may include the following:

                    (a) Subject to any applicable provisions of the Note, Lender may declare the entire principal balance under the Note then unpaid, together with all accrued and unpaid interest thereon, and all other unpaid Indebtedness, to be immediately due and payable.

                    (b) Lender may enter into or upon the Mortgaged Property, personally or by its agents, nominees or attorneys, and may dispossess Borrower and its agents and servants therefrom, and thereupon Lender at its sole discretion may: (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every portion of the Mortgaged Property and conduct business thereon, in any case either in the name of Lender or in such other name as Lender shall deem best; (ii) complete any construction on the Mortgaged Property in such manner and form as Lender deems advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Mortgaged Property; (iv) exercise all rights and powers of Borrower with respect to the Mortgaged Property, whether in the name of Borrower or otherwise, including the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Property Income; and (v) apply the receipts of Property Income to the payment of the Indebtedness (including any prepayment fee payable under the Note) in such order as Lender shall determine in its sole discretion, after deducting therefrom all expenses (including reasonable attorneys' fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the Impositions, insurance and other charges in connection with the Mortgaged Property, as well as just and reasonable compensation for the services of Lender, its agents, nominees and attorneys.

                    (c) Subject to any applicable provisions of the Note, with or without entry, personally or by its agents, nominees or attorneys, Lender may require Trustee to sell all or any portion of the Mortgaged Property and all or any portion of Borrower's estate, right, title, interest, claim and demand therein and right of redemption thereof at one or more private or public sales in the manner and to the extent permitted by law, as an entirety or in parcels or portions, and Trustee shall have any statutory power of sale as may be provided by law in the State.

                    (d) Subject to any applicable provisions of the Note, Lender may institute proceedings for the complete foreclosure of this Deed of Trust by power of sale or by judicial action, in which case the Mortgaged Property may be sold for cash or upon credit, as an entirety or in parcels or portions. Lender shall have the right to foreclose this Deed of Trust, by exercise of the power of sale or by judicial action, either (a) in a single foreclosure with respect to all of the Mortgaged Property, or (b) in separate, serial foreclosures with respect to one or more properties included within the Mortgaged Property. If Lender forecloses this Deed of Trust with respect to less than all of the Mortgaged Property, this Deed of Trust shall not terminate upon such foreclosure, but shall remain in effect with respect to the remainder of the Mortgaged Property.

                    (e) [Deleted]

                    (f) Lender may institute, or require Trustee to institute, an action, suit or proceeding at law or in equity for the specific performance of any covenant, condition or agreement contained herein or in the Note or any other Loan Document, or in aid of the execution of any power granted hereunder or for the enforcement of any other appropriate legal or equitable remedy.

                    (g) Lender and Trustee shall have the rights and may take such actions as are set forth, described or referred to in any rider entitled "Rider - Applicable State Law Provisions" attached hereto and made a part hereof, or as are permitted by the laws of the State.

                    (h) Subject to any applicable provisions of the Note, Lender may recover judgment on the Note, either before, during or after any proceedings for the foreclosure or enforcement of this Deed of Trust.

                    (i) Lender may secure the appointment of a receiver, trustee, liquidator or similar official of the Mortgaged Property or any portion thereof, and Borrower hereby consents and agrees to such appointment, without notice to Borrower and without regard to the adequacy of the security for the Indebtedness and without regard to the solvency of Borrower or any other person, firm or entity liable for the payment of the Indebtedness, and such receiver or other official shall have all rights and powers permitted by applicable law and such other rights and powers as the court making such appointment may confer, but the appointment of such receiver or other official shall not impair or in any manner prejudice the rights of Lender to receive the Property Income pursuant to this Deed of Trust or the Assignment.

                    (j) Lender may exercise any or all of the remedies available to a secured party under the Code, but any sale of the Equipment shall be subject to any applicable provisions of the Note.

                    (k) Lender may pursue, or require Trustee to pursue, any other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents.

                    (l) Lender may apply any funds then on deposit with Lender for payment of Impositions, ground rent or insurance premiums in the manner provided for in Section 2.7.

                    (m) Lender in its sole discretion may surrender any insurance policies and collect the unearned premiums and apply such sums against the Indebtedness.

               Section 4.3   General Provisions Regarding Remedies.

                    (a) Effect of Judgment. No recovery of any judgment by Lender or Trustee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Borrower shall affect in any manner or to any extent the lien of this Deed of Trust upon the Mortgaged Property or any portion thereof, or any rights, powers or remedies of Lender or Trustee hereunder. Such lien, rights, powers and remedies of Lender and Trustee shall continue unimpaired as before.

                    (b) Continuing Power of Sale. The power of sale conferred upon Lender in this Deed of Trust shall not be exhausted by any one or more sales as to any portion of the Mortgaged Property remaining unsold, but shall continue unimpaired until all of the Mortgaged Property is sold or all of the Indebtedness is paid.

                    (c) Right to Purchase. At any sale of the Mortgaged Property or any portion thereof pursuant to the provisions of this Deed of Trust, Lender or Trustee shall have the right to purchase the Mortgaged Property being sold, and in such case shall have the right to credit against the amount of the bid made therefor (to the extent necessary) all or any portion of the Indebtedness then due.

                    (d) Right to Terminate Proceedings. Lender or Trustee may terminate or rescind any proceeding or other action brought in connection with its exercise of the remedies provided in Section 4.2 at any time before the conclusion thereof, as determined in Lender's sole discretion and without prejudice to Lender.

                    (e) No Waiver or Release. Lender may resort, or require Trustee to resort, to any remedies and the security given by the Loan Documents, in whole or in part, and in such portions and in such order as determined in Lender's sole discretion. No such action shall in any way be considered a waiver of any rights, benefits or remedies evidenced or provided by the Loan Documents. The failure of Lender or Trustee to exercise any right, remedy or option provided in the Loan Documents shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation secured by the Loan Documents. No acceptance by Lender or Trustee of any payment after the occurrence of an Event of Default and no payment by Lender or Trustee of any Advance or obligation for which Borrower is liable hereunder shall be deemed to waive or cure such Event of Default or Borrower's liability to pay such obligation. No sale of all or any portion of the Mortgaged Property, no forbearance on the part of Lender or Trustee, and no extension of time for the payment of the whole or any portion of the Indebtedness or any other indulgence given by Lender or Trustee to Borrower or any other person or entity, shall operate to release or in any manner affect Lender's or Trustee's interest in the Mortgaged Property or the liability of Borrower to pay the Indebtedness, except to the extent that such liability shall be reduced by Proceeds of the sale of all or any portion of the Mortgaged Property received by Lender. No waiver by Lender or Trustee shall be effective unless it is in writing and then only to the extent specifically stated.

                    (f) No Impairment; No Release. The interests and rights of Lender or Trustee under the Loan Documents shall not be impaired by any indulgence, including (i) any renewal, extension or modification which Lender may grant with respect to any of the Indebtedness; (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Lender or Trustee may grant with respect to the Mortgaged Property or any portion thereof; or (iii) any release or indulgence granted to any maker, endorser, guarantor or surety of any of the Indebtedness. If the Mortgaged Property is sold and Lender enters into any agreement with the then owner of the Mortgaged Property extending the time of payment of the Indebtedness, or otherwise modifying the terms hereof or of any other Loan Document, Borrower shall continue to be liable to pay the

          Indebtedness according to the tenor of any such agreement unless expressly released and discharged in writing by Lender.

                    (g) Waivers and Agreements Regarding Remedies. To the fullest extent that Borrower may legally do so, Borrower:

                              (i) AGREES THAT BORROWER WILL NOT AT ANY TIME
                    INSIST UPON, PLEAD, CLAIM OR TAKE THE BENEFIT OR ADVANTAGE OF ANY LAWS NOW OR HEREAFTER IN FORCE PROVIDING FOR ANY APPRAISAL OR APPRAISEMENT, VALUATION, STAY, EXTENSION OR REDEMPTION, AND WAIVES AND RELEASES ALL RIGHTS OF REDEMPTION, VALUATION, APPRAISAL OR APPRAISEMENT, STAY OF EXECUTION, EXTENSION AND NOTICE OF ELECTION TO ACCELERATE OR DECLARE DUE THE WHOLE OF THE INDEBTEDNESS;

                              (ii) WAIVES ALL RIGHTS TO A MARSHALLING OF THE
                    ASSETS OF BORROWER, INCLUDING THE MORTGAGED PROPERTY, OR TO A SALE IN INVERSE ORDER OF ALIENATION IN THE EVENT OF FORECLOSURE OF THE INTERESTS HEREBY CREATED, AND AGREES NOT TO ASSERT ANY RIGHT UNDER ANY LAWS PERTAINING TO THE MARSHALLING OF ASSETS, THE SALE IN INVERSE ORDER OF ALIENATION, HOMESTEAD EXEMPTION, THE ADMINISTRATION OF ESTATES OF DECEDENTS, OR ANY OTHER MATTERS WHATSOEVER TO DEFEAT, REDUCE OR AFFECT THE RIGHT OF LENDER UNDER THE LOAN DOCUMENTS TO A SALE OF THE MORTGAGED PROPERTY FOR THE COLLECTION OF THE INDEBTEDNESS WITHOUT ANY PRIOR OR DIFFERENT RESORT FOR COLLECTION, OR THE RIGHT OF LENDER OR TRUSTEE TO THE PAYMENT OF THE INDEBTEDNESS OUT OF THE PROCEEDS OF SALE OF THE MORTGAGED PROPERTY IN PREFERENCE TO EVERY OTHER CLAIMANT WHATSOEVER;

                              (iii) WAIVES ANY RIGHT TO BRING OR UTILIZE ANY
                    DEFENSE, COUNTERCLAIM OR SETOFF, OTHER THAN ONE IN GOOD FAITH, WHICH DENIES THE EXISTENCE OR SUFFICIENCY OF THE FACTS UPON WHICH THE FORECLOSURE ACTION IS GROUNDED OR WHICH IS BASED ON LENDER'S OR TRUSTEE'S WRONGFUL ACTIONS. IF ANY DEFENSE, COUNTERCLAIM OR SETOFF (OTHER THAN ONE PERMITTED BY THE PRECEDING SENTENCE) IS RAISED BY BORROWER IN SUCH FORECLOSURE ACTION, SUCH DEFENSE, COUNTERCLAIM OR SETOFF SHALL BE DISMISSED. IF SUCH DEFENSE, COUNTERCLAIM OR SETOFF IS BASED ON A CLAIM WHICH COULD BE TRIED IN AN ACTION FOR MONEY DAMAGES, THE FOREGOING WAIVER SHALL NOT BAR A SEPARATE ACTION FOR SUCH DAMAGE (UNLESS SUCH CLAIM IS REQUIRED BY LAW OR APPLICABLE RULES OF PROCEDURE TO BE PLEADED IN OR CONSOLIDATED WITH THE ACTION INITIATED BY LENDER OR TRUSTEE), BUT SUCH SEPARATE ACTION SHALL NOT THEREAFTER BE CONSOLIDATED WITH LENDER'S OR TRUSTEE'S FORECLOSURE ACTION. THE

                    BRINGING OF SUCH SEPARATE ACTION FOR MONEY DAMAGES SHALL NOT BE DEEMED TO AFFORD ANY GROUNDS FOR STAYING ANY SUCH FORECLOSURE ACTION;

                              (iv) WAIVES AND RELINQUISHES ANY AND ALL RIGHTS
                    AND REMEDIES WHICH BORROWER MAY HAVE OR BE ABLE TO ASSERT BY REASON OF THE PROVISIONS OF ANY LAWS PERTAINING TO THE RIGHTS AND REMEDIES OF SURETIES;

                              (v) WAIVES THE DEFENSE OF LACHES AND ANY
                    APPLICABLE STATUTES OF LIMITATION; AND

                              (vi) WAIVES ANY RIGHT TO HAVE ANY TRIAL, ACTION OR
                    PROCEEDING TRIED BY A JURY.

                    (h) Lender's Discretion. Lender may exercise its rights, options and remedies and except as provided herein may make all decisions, judgments and determinations under this Deed of Trust and the other Loan Documents in its sole unfettered discretion.

                    (i) Recitals of Facts. In the event of a sale or other disposition of the Mortgaged Property pursuant to Section 4.2 and the execution of a deed or other conveyance pursuant thereto, the recitals therein of facts (such as default, the giving of notice of default and notice of sale, demand that such sale should be made, postponement of sale, terms of sale, purchase, payment of purchase money and other facts affecting the regularity or validity of such sale or disposition) shall be conclusive proof of the truth of such facts. Any such deed or conveyance shall be conclusive against all persons as to such facts recited therein.

                    (j) Lender's Right to Waive, Consent or Release. Lender may at any time, in writing, (i) waive compliance by Borrower with any covenant herein made by Borrower to the extent and in the manner specified in such writing; (ii) consent to Borrower's doing any act which Borrower is prohibited hereunder from doing, or consent to Borrower's failing to do any act which Borrower is required hereunder to do, to the extent and in the manner specified in such writing; or
          (iii) release or require Trustee to release any portion of the Mortgaged Property, or any interest therein, from this Deed of Trust and the lien of the other Loan Documents. No such act shall in any way impair the rights of Lender or Trustee hereunder except to the extent specified by Lender in such writing.

                    (k) Possession of the Mortgaged Property. Upon the occurrence and during the continuance of any Event of Default hereunder which permits acceleration of the Loan and demand by Lender at its option, Borrower shall immediately surrender or cause the surrender of possession of the Premises to Lender. If Borrower is permitted to remain in possession, such possession shall be as tenant of Lender and Borrower (i) shall on demand pay to Lender monthly, in advance, reasonable use and occupancy charges for the space so occupied, and (ii) in default thereof, may be dispossessed by the usual summary proceedings. Upon demand, Borrower shall assemble the Collateral and make it available at any place Lender may designate to allow Lender to take possession and/or dispose of the Collateral. The covenants herein contained may be enforced by a receiver of the Mortgaged Property or any portion thereof. Nothing in this Section 4.3(k) shall be deemed a waiver of the provisions of this Deed of Trust prohibiting the sale or other disposition of the Mortgaged Property without Lender's consent.

                      (l) Limitations on Liability

                              (i) Subject to the provisions of this Section, in
                    any action or proceedings brought on this Deed of Trust, the Note or on any of the Loan Documents in which a money judgment is sought, Lender and Trustee will look solely to the Mortgaged Property and other property described in the Loan Documents (including the Property Income and any other rents and profits from such property) which is collateral for payment of the Indebtedness and, specifically and without limitation, Lender and Trustee agree to waive any right to seek or obtain a deficiency judgment against Borrower or to seek or obtain personal judgment for the payment of money representing principal or interest of the Loan.

                              (ii) The provisions of Section 4.3(l)(i) shall not

                                  (u) except as expressly set forth herein, constitute a waiver, release or impairment of any obligation evidenced or secured by this Deed of Trust, the Note or any other Loan Document by either Lender or Trustee;

                                  (v) be deemed to be a waiver of any right which Lender or Trustee may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Indebtedness secured by this Deed of Trust or to require that all Collateral shall continue to secure all of the Indebtedness owing to Lender in accordance with the Note, this Deed of Trust and the Loan Documents;

                                  (w) impair the right of the Lender or Trustee to name the Borrower or guarantor of the Note as a party or parties defendant in any action or suit for judicial foreclosure and sale under this Deed of Trust but no monetary judgment for a deficiency money judgment may be entered or enforced against Borrower;

                                  (x) affect the validity or enforceability of, or limit recovery under, any indemnity (including the environmental indemnity set forth in Section 2.20(f) of this Deed of Trust or any separate environmental indemnity agreement, however designated), guaranty, lease or similar instrument made in connection with this Deed of Trust, the Note or the Loan Documents;

                                  (y) impair the right of the Lender or Trustee to obtain the appointment of a receiver; or,

                                  (z) impair Lender's or Trustee's rights and remedies under Section 2.19 of this Deed of Trust regarding the assignment of Leases and Property Income to Lender or under the Assignment.

                              (iii) Notwithstanding any provisions of this
                    Subsection 4.3(1), nothing herein shall be deemed to impair or prejudice in any way the right of Lender or Trustee (which right is specifically reserved) to pursue or obtain personal recourse liability against Borrower to recover Losses incurred by Lender or Trustee arising out of or resulting from:

                                  (u) fraud or material misrepresentation in connection with any Loan Document, affidavit, certification, warranty or representation given by Borrower or any officer, general partner, member or authorized agent of Borrower in connection with the making of the loan evidenced by the Note;

                                  (v) the application or appropriation of
                                  insurance or condemnation Proceeds in a manner contrary to the terms of the Loan Documents;

                              (w) the application or appropriation of any tenant security deposits, advance or prepaid rents, cancellation or termination fees or other similar sums paid to or held by Borrower or any other person in connection with the operation of the Premises contrary to the terms of the Loan Documents;

                              (x) the failure to return, or reimburse Lender for, all Equipment taken from the Mortgaged Property by or on behalf of Borrower and not replaced with Equipment of the same utility;

                              (y) any act of arson, malicious destruction or waste by Borrower, any principal, affiliate or thereof, or by any guarantor or indemnitor (including any indemnitor under the environmental indemnity contained in the Deed of Trust, or in a separate environmental indemnity or similar document executed herewith);

                              (z) the failure to apply Property Income or Proceeds to payments due under the Loan Documents or to operating expenses of the Mortgaged Property, thereby resulting in, or contributing materially to an Event of Default. Provided, however, that neither Borrower nor any other person or entity shall have any recourse liability for Losses based on distributions by Borrower of Property Income or rent loss insurance Proceeds to Borrower, or any general partner, principal, stockholder or member of or managing agent for Borrower (if Borrower shall be a limited liability company) made in good faith (after determining the sufficiency of Property Income and rent loss insurance Proceeds to cover the payments due under the Loan Documents and the operating expenses of the Mortgaged Property) prior to an Event of Default.

                         (iv) Notwithstanding the foregoing, the agreement
               of Lender and Trustee not to pursue recourse liability against Borrower as set forth in this Section 4.3(l)(i) above SHALL AUTOMATICALLY BECOME NULL AND VOID as to Borrower and be of no further force and effect in the event Borrower, any general partner or member (if

                              Borrower shall be a limited liability company) of Borrower or any guarantor of the Indebtedness files or consents to the filing of any petition under the U.S. Bankruptcy Code respecting its or their debts, or any such petition shall have been filed against any of the foregoing which is not dismissed within 90 days of such filing.

                              (m) Subrogation. If all or any portion of the
               proceeds of the Note or any Advance shall be used directly or indirectly to pay off, discharge or satisfy, in whole or in part, any prior lien or encumbrance upon the Mortgaged Property or any portion thereof, then Lender and Trustee shall be subrogated to, and shall have the benefit of the priority of, such other lien or encumbrance and any additional security held by the holder thereof.

                                   ARTICLE V.
                                     TRUSTEE

               Section 5.1 Certain Actions of Trustee. Upon the written request of Lender, Trustee may at any time (a) reconvey all or any portion of the Mortgaged Property, (b) consent to the making of any map or plat thereof, (c) join in granting any easement thereon or in creating any covenants or conditions restricting the use or occupancy thereof, or (d) join in any extension agreement or in any agreement subordinating the lien or charge hereof. Any such action may be taken by Trustee without notice, and shall not affect the personal liability of any person for the payment of the Indebtedness or the lien of this Deed of Trust upon the Mortgaged Property for the full amount of the Indebtedness.

               Section 5.2 Reconveyance. Upon the written request of Lender stating that all sums secured hereby have been paid, and upon payment of its fees, Trustee shall reconvey without warranty the Mortgaged Property then held by Trustee hereunder.

               Section 5.3 Trustee's Covenants and Compensation. Trustee, by its acceptance hereof, covenants faithfully to perform and fulfill the trust herein created, being liable, however, only for negligence or willful misconduct. Trustee hereby waives any statutory fee and shall be entitled to, and hereby agrees to accept, reasonable compensation in lieu thereof for all services rendered or expenses incurred in the administration or execution of the trust hereby created. Borrower hereby agrees to pay such compensation subject to any applicable legal limitations.

               Section 5.4 Substitution of Trustee. Lender at any time in its sole discretion may select and appoint a successor or substitute Trustee hereunder by instrument in writing in any manner now or hereafter provided by law. Such writing, upon recordation in the county where the Land is located, shall be conclusive proof of proper substitution of such successor or substitute
Trustee which shall thereupon and without conveyance from the predecessor Trustee succeed to all its title, estate rights, powers and duties.

               Section 5.5 Resignation of Trustee. Trustee may resign at any time upon giving thirty (30) days' notice to Borrower and to Lender.

               Section 5.6 Ratification of Acts of Trustee. Borrower hereby ratifies and confirms any and all acts which Trustee named herein or its successors or assigns in this trust shall do lawfully by virtue hereof.

                                   ARTICLE VI.
                                  MISCELLANEOUS

               Section 6.1 Notices.

                    (a) All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (i) certified or registered United States mail, postage prepaid, or (ii) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, addressed in either case to any party hereto at its address as stated on the Cover Sheet of this Deed of Trust, or at such other address and person as shall be designated from time to time by Lender or Borrower, as the case may be, in a written notice to the other party in the manner provided for in this Section 6.1. A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, three Business Days after deposit in the United States mail; or in the case of expedited prepaid delivery, upon the first attempted delivery on a Business Day. A party receiving a notice which does not comply with the technical requirements for notice under this Section 6.1 may elect to waive any deficiencies and treat the notice as having been properly given.

                      (b) Borrower shall notify Lender promptly of the occurrence of any of the following: (i) receipt of notice from any governmental authority materially and adversely affecting the Mortgaged Property; (ii) receipt of any notice from the holder of any other lien or security interest in the Mortgaged Property; or (iii) commencement of any judicial or administrative proceedings by, against or otherwise affecting Borrower or any guarantor, the Mortgaged Property, or any entity controlling, controlled by or under common control with Borrower or any guarantor, or any other action by any creditor thereof as a result of any default under the terms of any loan if such action could reasonably be expected to have a material adverse effect on Borrower or the Mortgaged Property.

               Section 6.2 Binding Obligations; Joint and Several. The provisions and covenants of this Deed of Trust shall run with the land, shall be binding upon Borrower, its successors and assigns, and shall inure to the benefit of Lender and Trustee and their respective successors and assigns. If there is more than one Borrower, all their obligations and undertakings hereunder are and shall be joint and several.

               Section 6.3 Captions. The captions of the sections and subsections of this Deed of Trust are for convenience only and are not intended to be a part of this Deed of Trust and shall not be deemed to modify, explain, enlarge or restrict any of the provisions hereof.

               Section 6.4 Further Assurances. Borrower shall do, execute, acknowledge and deliver, at its sole cost and expense, such further acts, instruments or documentation, including additional title insurance policies or endorsements, as Lender or Trustee may reasonably require from time to time to better assure, transfer and confirm unto Lender the rights now or hereafter intended to be granted to Lender and/or Trustee under this Deed of Trust or any other Loan Document.

               Section 6.5 Severability. If any one or more of the provisions contained in this Deed of Trust shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Deed of Trust, but this Deed of Trust shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

               Section 6.6 Borrower's Obligations Absolute. All sums payable by Borrower hereunder shall be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Borrower hereunder shall in no way be released, discharged, or otherwise affected (except as expressly provided herein) by reason of: (a) any damage to or destruction of or any condemnation or similar taking of the Mortgaged Property or any portion thereof; (b) any restriction or prevention of or interference with any use of the Mortgaged Property or any portion thereof; (c) any title defect or encumbrance or any eviction from the Premises or any portion thereof by title paramount or otherwise; (d) any Bankruptcy Proceeding relating to Borrower, any general partner of Borrower, or any guarantor or indemnitor, or any action taken with respect to this Deed of Trust or any other Loan Document by any trustee or receiver of Borrower or any such general partner, guarantor or indemnitor, or by any court, in any such proceeding; (e) any claim which Borrower has or might have against Lender or Trustee; (f) any default or failure on the part of Lender or Trustee to perform or comply with any of the terms hereof or of any other agreement with Borrower; or (g) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Borrower shall have notice or knowledge of any of the foregoing. Except as expressly provided herein, Borrower waives all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution or reduction of any sum secured hereby and payable by Borrower.

               Section 6.7 Amendments. This Deed of Trust cannot be altered, amended, modified or discharged orally and no executory agreement shall be effective to modify or discharge it in whole or in part, unless in writing and signed by the party against which enforcement is sought.

               Section 6.8 Other Loan Documents and Schedules. All of the agreements, conditions, covenants, provisions and stipulations contained in the Note and the other Loan Documents, and each of them, which are to be kept and performed by Borrower are hereby made a part of this Deed of Trust to the same extent and with the same force and effect as if they were fully set forth in this Deed of Trust, and Borrower shall keep and perform the same, or cause them to be kept and performed, strictly in accordance with their respective terms. The Cover Sheet and each schedule and rider attached to this Deed of Trust are integral parts of this Deed of Trust and are incorporated herein by this reference. In the event of any conflict between the provisions of any such schedule or rider and the remainder of this Deed of Trust, the provisions of such schedule or rider shall prevail.

               Section 6.9 Legal Construction.

                      (a) The enforcement of this Deed of Trust shall be governed by, and construed and interpreted in accordance with, the laws of the State.

                      (b) All terms contained herein shall be construed, whenever the context of this Deed of Trust so requires, so that the singular number shall include the plural, and the plural the singular, and the use of any gender shall include all genders.

                      (c) The terms "include" and "including" as used in this Deed of Trust shall be construed as if followed by the phrase "without limitation."

                      (d) Any provision of this Deed of Trust permitting the recovery of attorneys' fees and costs shall be deemed to include such fees and costs incurred in all appellate proceedings.

               Section 6.10 Merger. So long as any Indebtedness shall remain unpaid, fee title to and any other estate in the Mortgaged Property shall not merge, but shall be kept separate and distinct, notwithstanding the union of such estates in any person or entity.

               Section 6.11 Time of the Essence. Time shall be of the essence in the performance of all obligations of Borrower under this Deed of Trust.

               Section 6.12 Reconveyance. If all of the Indebtedness is paid in full in accordance with the Note and the other Loan Documents, then in that event only all rights of Lender and Trustee under this Deed of Trust and the other Loan Documents shall terminate and the Mortgaged Property shall become wholly clear of the liens, grants, security interests, conveyances and assignments evidenced hereby and thereby, and Lender shall release or cause to be released such liens, grants, assignments, conveyances and security interests in due form at Borrower's cost (to the extent permitted by the law of the State), and this Deed of Trust shall be void; provided, however, that no provision of this Deed of Trust or any other Loan Document which, by its own terms, is intended to survive such payment, performance, and release (nor the rights of Lender or Trustee under any such provision) shall be affected in any manner thereby and such provision shall, in fact, survive. Recitals of any matters or facts in any release instrument executed by Lender or Trustee under this Section 6.12 shall be conclusive proof of the truthfulness thereof. To the extent permitted by law, such an instrument may describe the grantee or releasee as "the person or persons legally entitled thereto" and Lender and Trustee shall not have any duty to determine the rights of persons claiming to be rightful grantees or releasees of any of the Mortgaged Property. When this Deed of Trust has been fully released or discharged by Lender and/or Trustee, the release or discharge hereof shall operate as a release and discharge of the Assignment and as a reassignment of all future Leases and Property Income with respect to the Mortgaged Property to the person or persons legally entitled thereto, unless such release expressly provides to the contrary.

               Section 6.13 Partial Reconveyance. After disbursement of the principal of the Loan, Borrower shall be entitled to obtain partial reconveyance of entire properties encumbered by this Deed of Trust (but not portions of such properties) from the liens of this Deed of Trust on the following terms and conditions:

                             (1) A release under this Section 6.13 may not take
               place more than three (3) times during the term of the Loan;

                             (2) The property to be reconveyed shall constitute
               an entire real estate development, comprising one of the properties encumbered by this Mortgage and indicated by a separate underlined caption in the legal description attached as Schedule A;

                             (3) No more than five (5) properties may be
               released under this Section 6.13, and no more than a total of five (5) properties may be released under this Section 6.13 and
               Section 6.15;

                             (4) After the proposed release, the Debt Service
               Coverage Ratio ("DSC") of the Loan, calculated with respect to all portions of the Mortgaged Property other than the property to be released and taking into account the prepayment of the Loan, both for the twelve (12) consecutive calendar months prior to the release and as projected for the twelve (12) months following the release, must be at least equal to or greater than the greater of (a) 1.60:1 or (b) the current DSC of the existing Mortgaged Property including the property to be released calculated for the prior twelve (12) consecutive calendar months prior to release;

                             (5) After the proposed release, the Loan to Value
               ("LTV") of the Loan must be less than or equal to the lesser of
               a) sixty-five percent (65%) or (b) the current LTV of the existing Mortgaged Property including the property to be released calculated immediately prior to the release based upon appraisals in form and content satisfactory to Lender, prepared by an MAI appraiser approved by Lender and furnished to Lender at Borrower's cost;

                             (6) Borrower shall pay to Lender in reduction of
               the principal balance of the Loan, a sum equal to one hundred twenty five percent (125%) of the original Allocated Loan Amount (as shown in Schedule C) for the property to be released, plus a Prepayment Premium calculated with respect to such Allocated Loan Amount, computed in the manner specified in Section 9.1 of the Note; if the partial release occurs prior to the time Borrower may prepay the Loan under Section 9.1 of the Note, there shall nevertheless be charged a Prepayment Premium relative to the partial release calculated as though such prepayment privilege were in effect;

                             (7) In no event may any partial release result in
               the reduction of the principal balance of the Loan below FIFTY-SEVEN MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($57,500,000);

                             (8) Lender may at its sole discretion reject any
               property release that, in Lender's sole determination, would render the remaining

                Mortgaged Property not in compliance with the terms and provisions of that certain Application for Real Estate Loan executed by "Arden Realty Ltd. Partnership" and Lender with respect to the Loan (the "APPLICATION") the Loan Documents, or would be detrimental to the overall quality and/or value of the remaining Mortgaged Property;

                        (9) No Event of Default shall have occurred and be
                continuing at the time such request for release is made or at the time of the release, nor shall any event have occurred and be continuing at the time of release which, after notice or passage of time or both, would constitute an Event of Default;

                        (10) Borrower shall furnish to Lender, at Borrower's
                sole cost, an indorsement to the title insurance policy which insures the continued validity and priority of the Mortgage on all remaining properties encumbered thereby, notwithstanding such partial reconveyance.

                        (11) Borrower must pay all of Lender's reasonable costs
                associated with the partial release (including without limitation legal fees, appraisal fees, costs of market studies, title insurance premiums, engineering fees, recording fees and taxes) plus a fee of one percent (1%) of the original Allocated Loan Amount for the property to be released as shown on Schedule C attached hereto;

                        (12) The original Borrower named in the Loan Documents
                continues to be the owner of the remaining Mortgaged Property;
                and

                        (13) All documents relating to the release shall be in
                form and substance reasonably satisfactory to Lender.

                Borrower shall have the right to obtain partial reconveyance of that portion of the Mortgaged Property described in Schedule A under the caption "2730 Wilshire Boulevard," which portion is described as Lot 2 in Tentative Tract Map No. 24932, prepared by Psomas and Associates and dated April 16, 1997, with revisions September 15, 1997, October 2, 1997, June 30, 1998 and August 5, 1998, as that description may be altered subject to the reasonable approval of Lender (the "Free Release Parcel"), upon satisfaction of the following conditions:

                        (1) No Event of Default shall have occurred and be
                continuing at the time of request for such reconveyance or at the time of the release, nor shall any event have occurred and be continuing at the time of release which, after notice or passage of time or both, would constitute an Event of Default;

                        (2) Borrower shall furnish to Lender evidence that the
                Free Release Parcel and the remaining portions of the "2730 Wilshire Boulevard" property (the "Retained Office Parcel") are in compliance with all subdivision laws and ordinances, including without limitation the California Subdivision Map Act;

                        (3) Borrower shall furnish to Lender, at Borrower's sole
                cost, an indorsement to the title insurance policy which insures the continued validity and priority of the Mortgage on all remaining properties encumbered thereby, notwithstanding such partial reconveyance;

                        (4) Borrower shall establish to Lender's reasonable
                satisfaction that the Retained Office Parcel shall have access to public streets, and that such access, all easements, rights of way, rights of ingress and egress, parking rights and arrangements for maintenance and operation of (and, if applicable, sharing of costs of maintenance and operation of) the Free Release Parcel and the Retained Office Parcel are in place and are reasonably satisfactory to Lender; and

                        (5) Borrower must pay all of Lender's reasonable costs
                associated with the partial reconveyance (including, without limitation, legal fees, title insurance premiums, engineering fees, recording fees and taxes).

               Section 6.14  Defeasance.

                      (a) Borrower shall not be permitted at any time to defease all or any part of the Loan except as expressly provided in this Section 6.14.

                      (b) Provided that no Event of Default has occurred and is continuing, at any time after the second anniversary of the due date for the first installment payment required under Section 1A of the Note, Borrower may voluntarily defease all of the Loan.

                      (c) Borrower may defease the Loan on a Payment Date if
        Borrower: (i) has provided not less than thirty (30) days prior written notice to Lender specifying a Payment Date (the "DEFEASANCE RELEASE DATE") on which the payments provided in clauses (ii) and (iii) below are to be made and the deposit provided in clause (iv) below is to be made, (ii) pays all interest accrued and unpaid on the outstanding principal amount of the Loan to and including the

        Defeasance Release Date, (iii) pays all other sums then due and payable under the Loan Documents, (iv) deposits with the Lender an amount equal to the Defeasance Deposit, (v) delivers to the Lender (A) a security agreement, in form and substance satisfactory to Lender, creating a first priority perfected lien on the deposits required pursuant to this Section and the U.S. Obligations purchased on behalf of Borrower in accordance with this Section (THE "DEFEASANCE SECURITY AGREEMENT"), (B) a reconveyance of the Mortgaged Property from the lien of the Mortgage in a form appropriate for each jurisdiction in which the Mortgaged Property is located, to be executed by Lender, (C) an officer's certificate of Borrower certifying that the requirements set forth in this Section have been satisfied that no Event of Default exists, (D) an opinion of Borrower's counsel in form and substance (and from counsel) reasonably satisfactory to the Lender stating, among other things, (x) that, without qualification, the U.S. Obligations have been duly and validly assigned and delivered to Lender and Lender has a perfected security interest free of adverse claim in and lien on the deposits required pursuant to this Section and a perfected security interest in and lien on the U.S. Obligations purchased pursuant hereto and the proceeds thereof, and (y) that the defeasance will not adversely affect the status of any real estate mortgage investment conduit as defined in
        Section 860D of the Internal Revenue Code ("REMIC") or financial asset securitization trust as defined under Section 860L (a) of the Internal Revenue Code ("FASIT") formed in connection with a rated or unrated public offering or private placement of participations in mortgage pass-through securities or other securities evidencing a beneficial interest in assets including the Loan (a "SECURITIZATION") and (E) such other certificates, documents or instruments as the Lender may reasonably request including, without limitation, (x) written confirmation from the relevant Rating Agencies that such defeasance will not cause any Rating Agency to withdraw, qualify or downgrade the then-applicable rating on any security issued in connection with any Securitization and (y) a certificate from an independent certified public accountant that is a member in good standing of the AICPA, is subject to peer review, and is otherwise reasonably acceptable to Lender, certifying that the amounts of the U.S. Obligations comply with all of the requirements of this Mortgage, and (vi) assigns to such other entity or entities established or designated by Lender (THE "SUCCESSOR OBLIGOR") all of Borrower's rights, interests and obligations under the Note, the other Loan Documents and the Defeasance Security Agreement together with the pledged U.S. Obligations. The Successor Obligor shall assume, in a writing or writings satisfactory to Lender in Lender's discretion, all of Borrower's obligations under the Note, the other Loan Documents and the Defeasance Defeasance Security Agreement and, upon such assignment Borrower shall, except as set forth herein, be relieved of its obligations hereunder

                (d) The U.S. Obligations shall mature on or be redeemable, or provide for payment thereon, on or prior to the Business Day immediately preceding the date on which payments under the Note are due and payable and the proceeds thereof shall be payable directly to the Lender. In connection with the foregoing, Borrower appoints the Lender as Borrower's agent for the purpose of applying the amounts delivered pursuant to clause (c)(iv) above to purchase U.S. Obligations.

                (e) If any notice of defeasance is given, Borrower shall be required to defease the Loan on the specified Payment Date (unless such notice is revoked in writing by Borrower prior to the date specified therein in which event Borrower shall immediately reimburse Lender for any costs incurred by Lender in connection with Borrower's giving of such notice and revocation).

                (f) Upon defeasance of the Loan in accordance with the requirements of this Section, the Mortgaged Property shall be reconveyed from the lien of the Mortgage.

                (g) Nothing in this Section shall release Borrower from any liability or obligation relating to any environmental matters arising under Sections 2.20 through 2.22 hereof.

               Section 6.15  Substitution of Mortgaged Property

               After disbursement of the principal of the Loan, Borrower shall be entitled to substitute a property (defined as releasing a property that then constitutes Mortgaged Property (the "RELEASED PROPERTY") and substituting another property owned in fee by Borrower (the "SUBSTITUTE PROPERTY") in its place on the following terms and conditions:

                             (1) A substitution may not take place more than two
               (2) times during the term of the Loan;

                             (2) No more than three (3) properties may be
               released under this Section 6.15 and no more than a total of five
               (5) properties may be released under Section 6.13 and this
               Section 6.15;

                             (3) After the proposed substitution, the Debt
               Service Coverage Ratio ("DSC") of the Loan, calculated so as to include the Substitute Property (in place of the Released Property) and the remaining Mortgaged Property, both for the twelve (12) months prior to the substitution and as projected for the twelve (12) months following the substitution, must be at least equal to or greater than the greater of

                (a) 1.60:1 or (b) the current DSC of the existing Mortgaged Property including the Released Property (and not including the Substitute Property) calculated for the prior twelve (12) months period prior to the substitution;

                        (4) After the proposed substitution, the Loan to Value
                ("LTV") of the Loan must be less than or equal to the lesser of
                (a) sixty-five percent (65%) or (b) the current LTV of the existing Mortgaged Property including the property to be released calculated immediately prior to the substitution based upon appraisals in form and substance satisfactory to Lender, prepared by an MAI appraiser approved by Lender and furnished to Lender at Borrower's cost;

                        (5) The net operating income and/or rental rates of the
                Substitute Property must not show a downward trend for any of the three (3) years prior to the substitution;

                        (6) The appraised value (based upon appraisals furnished
                to Lender in form and substance satisfactory to Lender and prepared by an MAI appraiser approved by Lender at Borrower's cost), the net operating income and current DSC of the Substitute Property must be at least one hundred twenty-five percent (125%) of the appraised value, net operating income and the DSC of the Released Property. (For purposes hereof, the DSC shall be calculated for the Released Property and the Substitute Property on the basis of the Allocated Loan Amounts of each);

                        (7) Lender may at its sole discretion reject any
                property substitution that, in Lender's sole determination, would not be in compliance with the conditions for approval and acceptance of collateral reflected in the Application and the terms and provisions of the Loan Documents, would be detrimental to the overall quality and/or value of the Mortgaged Property, or would not be in compliance with Lender's then existing underwriting standards and criteria. The Substitute Property must be located in California and must be one hundred percent (100%) multi-tenant office with no "flex space" or "R & D" buildings;

                        (8) Borrower must pay all of Lender's costs associated
                with the substitution plus a fee of one percent (1%) of the original Allocated Loan Amount for the Released Property, as shown on Schedule C hereto;

                        (9) No Event of Default shall exist at the time such
                request for substitution is made or on the date of the completion of the substitution, nor shall any event have occurred and be continuing at the time of release which, after notice or passage of time or both, would constitute an Event of Default;

                        (10) After the proposed substitution, no more than
                twelve percent (12%) of the total square foot area of the buildings comprising the Mortgaged Property may be occupied by tenants occupying an entire, or substantially entire, building;

                        (11) After giving effect to the substitution and
                release, the original Borrower named in the Loan Documents continues to be the owner of the Mortgaged Property;

                        (12) In order to substitute one property for another as
                security for the Loan, Borrower and Lender must go through many of the same steps required to close the Loan initially. Solely for purposes of illustration and without limitation, environmental assessments must be performed and analyzed; leases must be obtained and reviewed and tenant estoppel letters obtained; the status of title to the property must be evaluated and title insurance obtained, including but not limited to any title policy endorsement required by Lender insuring that the release will not impair Lender's coverage under its then existing title policy as to the land remaining under the Mortgage; plans and specifications must be obtained and reviewed; satisfactory evidence of compliance obtained, etc. All documents relating to the substitution shall be in form and substance reasonably satisfactory to Lender. Any property to be substituted must comply with all of the terms and conditions reflected in the Application for the appraisal, inspection, engineering review, evaluation and approval by Lender of the original collateral for the Loan. In connection with that process of appraisal, inspection, engineering review, evaluation and approval, Lender may engage one or more consultants. Borrower shall reimburse Lender, within ten (10) days after written notice making demand therefor, for the fees and expenses charged by such consultants. Borrower shall also pay, within ten
                (10) days after written notice making demand therefor, all other costs charged or incurred by Lender in connection with or arising from any request for property substitution, whether or not such substitution is actually approved or completed, including without limitation, legal fees, appraisal fees, costs of market studies, title insurance premiums, engineering fees, recording fees and taxes.

                    Section 6.16  Cash Flow Deposit Account

                        (a) If, at any time during the term of the Loan (1) for
                two consecutive quarters, the Debt Service Coverage Ratio ("DSC") for the Mortgaged Property is less than 1.30:1, or (2) Borrower fails to deliver the Quarterly Financial Statement required to be furnished pursuant to Section 2.16 as and when due, or (3) an Event of Default occurs which permits Lender to accelerate the Note, then, upon written notice by Lender to Borrower, Borrower will be obligated to notify all tenants under leases for any portion of the Mortgaged Property that all rents and other income assigned to Lender under the Mortgage (and the Assignments of Leases and Rents) shall be paid as directed by Lender into an interest-bearing deposit account in the name of Borrower (the "CASH FLOW DEPOSIT ACCOUNT") from which withdrawals may not be made without the written authorization of Lender, maintained at a bank or other financial institution approved by Lender. If Borrower receives any such rents or other income at any time during which such amounts are required pursuant to this Section 6.16(a) to be paid into the Cash Flow Deposit Account, Borrower shall promptly and in any event within ten (10) days deposit such amounts into the Cash Flow Deposit Account. The Cash Flow Deposit Account and all funds from time to time therein shall be subject to a first priority pledge and security interest in favor of Lender, as collateral security for the Indebtedness and the other obligations under the Note and the other Loan Documents, pursuant to documents approved by Lender. Borrower shall take such actions and execute such documents as may be reasonably required by Lender in order to create, evidence and perfect such pledge and security interest. Disbursements or withdrawals from the Cash Flow Deposit Account shall, subject to Section 6.16(b), be made only upon written request therefor by Borrower and written consent thereto by Lender. Lender shall consent to payment of normal and customary operating expenses of the Mortgaged Property including, without limitation, utility costs, cleaning costs, management fees for the Mortgaged Property (but only to the extent not exceeding four percent (4%) of gross rents), leasing commissions and expenses, real estate taxes, capital expenditures, tenant improvement costs, all pursuant to a budget and capital expenditures program submitted to and approved by Lender (which approval shall not be unreasonably withheld or delayed), and payments due on the Loan. So long as the Cash Flow Deposit Account remains active, Borrower shall pay to Lender as a servicing fee (the "Servicing Fee") on the first day of each month a sum equal to Six Thousand and No/100 Dollars ($6,000), and shall pay to the depository of the Cash Flow Deposit Account (or reimburse Lender within ten (10) days after written demand therefor, to the extent the same are paid by Lender) any fees or other amounts charged by such depository.

                        (b) Monthly payments required on the Loan and under the
                Loan Documents, including principal and interest payments, the Servicing Fee and payments for real estate taxes and assessments, insurance and other escrows will be deducted automatically from the Cash Flow Deposit Account on the first day of each month. Provided that no Event of Default has occurred and is continuing and no event which, with notice or the passage of time or both, would constitute an Event of Default has occurred and is continuing, Lender will also authorize disbursements from the Cash Flow Deposit Account within seven (7) business days of a written request therefor, for items contained in the approved budget and capital expenditures program accompanied by supporting documentation reasonably satisfactory to Lender for the items thus requested. Interest on funds in the Cash Flow Deposit Account will accrue to the benefit of Borrower and will be retained in the Cash Flow Deposit Account. Upon the occurrence of an Event of Default, Lender, at is option, may apply the funds then on deposit in the Cash Flow Deposit Account to pay expenses of the Mortgaged Property or against the then balance of the Indebtedness.

                        (c) Provided that no Event of Default has occurred which
                permits acceleration of the Loan for four (4) consecutive calendar quarters after activation of the Cash Flow Deposit Account, and the DSC at the end of each of those quarters, as shown on financial statements for each of those quarters prepared in accordance with generally accepted accounting principles, certified to Lender by the managing partner or member of Borrower or chief financial officer of Borrower and delivered to Lender along with a current rent roll for the Mortgaged Property certified to Lender by the same person, equals or exceeds 1.40:1, then the requirement for payment of revenues to the Cash Flow Deposit Account will be suspended and all funds then on deposit in the Cash Flow Deposit Account shall be paid to Borrower. The requirement for the Cash Flow Deposit Account may be reinstated on any later date during the term of the Loan in accordance with the provisions of Section 6.16(a).

                    Section 6.17 Performance Reserve Account. Upon execution of this Promissory Note, Borrower shall deposit Three Million and No/100 Dollars ($3,000,000) into an interest-bearing deposit account (the "PERFORMANCE RESERVE ACCOUNT") from which withdrawals may not be made without the written authorization of Lender, maintained at a bank or other financial instruction approved by Lender. The Performance Reserve Account and all funds from time to time therein shall be subject to a first priority pledge and security interest in favor of Lender, as collateral security for the Indebtedness and the other obligations under the Note and the other Loan Documents pursuant to documents approved by Lender. Borrower shall take such actions and execute such documents as may be reasonably required by Lender in order to create, evidence and perfect such pledge and security interest.

Interest on the funds in the Performance Reserve Account shall accrue to the benefit of Borrower and shall, so long as no Event of Default has occurred and is continuing which permits acceleration of the Loan to Borrower, upon request by Borrower, not more than once per calendar quarter. Upon the occurrence of an Event of Default which permits acceleration of the Loan, the funds in the Performance Reserve Account may be withdrawn by Lender from the Performance Reserve Account on Lender's sole demand, irrespective of any conflicting notice or demand by or on behalf of Borrower, and may be applied in whole or in part by Lender, in its sole discretion to the cure of such Event of Default, or to the payment of the Indebtedness, or may continue to be held by Lender as additional collateral, or any combination of the foregoing.

IN WITNESS WHEREOF, this Deed of Trust has been duly executed and delivered as of the day and year first above written.

                                    BORROWER

                                    ARDEN REALTY FINANCE V, L.L.C.
                                    a Delaware limited liability company



                                    By:    _____________________________
                                                  Diana M. Laing
                                                  Chief Financial Officer

                                 ACKNOWLEDGMENT

                                  [California]

STATE OF CALIFORNIA                      )
                                         )      SS.
COUNTY OF ______________________________ )

On __________________ before me, (here insert name and title of the officer), personally appeared ________________________________
______________________________________________ personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument. WITNESS my hand and official seal.

Signature ________________________________ (Seal)

                                   SCHEDULE A

                               DESCRIPTION OF LAND

                                   SCHEDULE B

                             PERMITTED ENCUMBRANCES

                                   SCHEDULE C

                             ALLOCATED LOAN AMOUNTS

                                   SCHEDULE D

                              ENVIRONMENTAL REPORT

                                      RIDER

                            APPLICABLE LAW PROVISIONS

        Pursuant to the provisions of Section 6.8 of this Deed of Trust, this Rider and the following terms and provisions are hereby attached to, incorporated into and made a part of this Deed of Trust.

        1. Trustor requests that a copy of any notice of default and of any notice of sale hereunder shall be mailed to Trustor at its address set forth above.

        2. (a) If the maturity of the Note is accelerated by Beneficiary because of the occurrence of an Event of Default, as provided therein, such default and the resulting acceleration shall be deemed to be an election on the part of Trustor to prepay the Note. Accordingly, there shall be added to the amount due after default and acceleration the Prepayment Premium (as defined in the Note), calculated as set forth in the Note and using as the prepayment date the date on which any tender of payment is made, and Trustor agrees to pay the same. Any tender of payment thereafter made by or on behalf of Trustor (including, without limitation, payment by any guarantor or purchaser at a foreclosure sale) shall include the Prepayment Premium computed as provided in the Note. In the event such default, acceleration and tender occur prior to the time Trustor may prepay the Note, there shall nevertheless be due and added the Prepayment Premium calculated in the manner set forth in the Note as though such prepayment privilege were in effect.

               (b) The Prepayment Premium shall be paid without prejudice to the right of Beneficiary to collect any other amounts provided to be paid under the Note or the other Loan Documents.

               (c) TRUSTOR HEREBY EXPRESSLY (A) WAIVES ANY RIGHTS TRUSTOR MAY HAVE UNDER CALIFORNIA CIVIL CODE SECTION 2954.10 TO PREPAY THE NOTE, IN WHOLE OR IN PART, WITHOUT PENALTY, UPON ACCELERATION OF THE MATURITY DATE, AND (B) EXCEPT AS OTHERWISE PROVIDED IN THIS DEED OF TRUST OR THE OTHER LOAN DOCUMENTS, AGREES THAT IF, FOR ANY REASON, A PREPAYMENT OF ALL OR ANY PORTION OF THE PRINCIPAL AMOUNT OF THE NOTE IS MADE, WHETHER VOLUNTARILY OR UPON OR FOLLOWING ANY ACCELERATION OF THE MATURITY DATE OF THE NOTE BY BENEFICIARY ON ACCOUNT OF ANY DEFAULT BY TRUSTOR, INCLUDING, WITHOUT LIMITATION, ANY TRANSFER, DISPOSITION, OR FURTHER ENCUMBRANCE PROHIBITED OR RESTRICTED BY THIS DEED OF TRUST, THEN TRUSTOR SHALL BE OBLIGATED TO PAY

CONCURRENTLY WITH SUCH PREPAYMENT THE PREPAYMENT PREMIUM SPECIFIED IN THE NOTE. BY INITIALING THIS PROVISION IN THE SPACE PROVIDED BELOW, TRUSTOR HEREBY DECLARES THAT BENEFICIARY'S AGREEMENT TO MAKE THE LOAN SECURED BY THIS DEED OF TRUST AT THE INTEREST RATE AND FOR THE TERM SET FORTH IN THE NOTE CONSTITUTES ADEQUATE CONSIDERATION, GIVEN INDIVIDUAL WEIGHT BY TRUSTOR, FOR THIS WAIVER AND AGREEMENT.

Trustor's Initials:___________

               (d) The Note further provides that, upon default in the payment of any installment of principal and interest as and when due thereunder, or upon default in the performance of or compliance with any of the other covenants or conditions of any of the Loan Documents, both continuing beyond any time provided in the Note for the curing of such defaults, then, or at any time thereafter, Beneficiary may, at its option and without notice, declare the entire debt then remaining unpaid (including accrued interest and Late Charges thereunder and any Advances made by Beneficiary under any Loan Documents) to be immediately due and payable, plus the amount of the Prepayment Premium described in the Note, and Beneficiary may include the amount of such Prepayment Premium in any Beneficiary's statement, in any demand for (or answer to any request for the amount of) full payment and in any bid at a judicial foreclosure or trustee's sale under this Deed of Trust. Additionally, upon the occurrence of any default(s), continuing beyond any time provided in the Note for the curing of such default(s), Beneficiary shall have and may exercise immediately and without notice any and all rights and remedies available at law or in equity and also all rights and remedies provided for in any of the Loan Documents.

        3. To the extent permitted by law, during any sale conducted by Trustee pursuant to the power of sale contained in this Deed of Trust, Beneficiary may, at Beneficiary's option, direct the Trustee to sell the Mortgaged Property either as a whole or in separate parcels and in such order as Beneficiary may determine.




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